AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 9, 1999
                                            Registration No. 333-______________

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   ----------
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933
                                   ----------

                              PSI INDUSTRIES, INC.
                 (Name of Small Business Issuer in Its Charter)

         Florida                                3831                     59-2736501
(State or Other Jurisdiction of     (Primary Standard Industrial      (I.R.S. Employer
Incorporation or Organization)         Classification Number)        Identification No.)

                           1160 B South Rogers Circle
                              Boca Raton, FL 33487
                                 (561) 997-1133
         (Address and Telephone Number of Principal Executive Offices)

                                   ----------

                         Dominick M. Seminara, Chairman
                              PSI Industries, Inc.
                           1160 B South Rogers Circle
                            Boca Raton, Florida 33487
                                 (561) 997-1133
            (Name, Address and Telephone Number of Agent For Service)

                                   ----------
                        Copies of all communications to:

       James M. Schneider, Esq.
       Joel D. Mayersohn, Esq.                         Robert L. Sonfield, Esq.
  Atlas, Pearlman, Trop & Borkson, P.A.                  Sonfield & Sonfield
200 East Las Olas Boulevard, Suite 1900                770 South Post Oak Lane
       Fort Lauderdale, FL 33301                          Houston, TX  77056
      Telephone:  (954) 763-1200                     Telephone:  (713) 877-8333
     Facsimile No. (954) 766-7800                   Facsimile No. (713) 877-1547

                Approximate Date of Proposed Sale to the Public:
As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                                  CALCULATION OF REGISTRATION FEE
============================================================================================================================
                                                            PROPOSED                  PROPOSED
   TITLE OF EACH                                             MAXIMUM                   MAXIMUM
CLASS OF SECURITIES                       AMOUNT TO BE    OFFERING PRICE              AGGREGATE                 AMOUNT OF
  TO BE REGISTERED                         REGISTERED      PER SECURITY             OFFERING PRICE          REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------------
Units, each consisting of one share
of Series C Convertible Preferred
Stock, par value $.0001 per share
("Preferred Stock"), and one
Series II Warrant to purchase one
share of Common Stock
("Series II Warrant")                    920,000               $6.00(1)                  $5,520,000                 $1,535
----------------------------------------------------------------------------------------------------------------------------
Preferred Stock included in
the Units                                920,000                --                             --                     --
----------------------------------------------------------------------------------------------------------------------------
Series II Warrants included
in the Units                             920,000                --                             --                     --
----------------------------------------------------------------------------------------------------------------------------
Common Stock issuable as payment
for dividends on the Preferred Stock     157,464             $1.3438(1)                    $211,601                    $59
----------------------------------------------------------------------------------------------------------------------------
Common Stock issuable upon
conversion of the Preferred
Stock included in the Units            4,232,000(2)             --                             --                     --
----------------------------------------------------------------------------------------------------------------------------
Common Stock issuable upon
exercise of the Series II
Warrants included in the
Units                                    920,000(2)          $1.5453(1)(3)               $1,421,676                   $396
----------------------------------------------------------------------------------------------------------------------------
Underwriter's Unit Purchase
Option                                    80,000               $9.90(1)                    $792,000                   $221
----------------------------------------------------------------------------------------------------------------------------
Preferred Stock included in
Unit Purchase Option                      80,000                --                             --                     --
----------------------------------------------------------------------------------------------------------------------------
Series II Warrants included
in Unit Purchase Option                   80,000                --                             --                     --
----------------------------------------------------------------------------------------------------------------------------
Common Stock issuable as payment
for dividends on the Preferred Stock      13,693             $1.3438(1)                     $18,401                     $6
----------------------------------------------------------------------------------------------------------------------------
Common Stock issuable upon
conversion of the Preferred Stock
included in the Unit Purchase
Option                                   368,000(2)             --                             --                     --
----------------------------------------------------------------------------------------------------------------------------
Common Stock issuable upon
exercise of the Series II
Warrants included in the Unit
Purchase Option                           80,000(2)          $1.5453(1)(3)                 $123,624                    $35
----------------------------------------------------------------------------------------------------------------------------
Total Registration Fee                                                                                              $2,252
============================================================================================================================

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457 based upon the average of the closing bid and asked price for shares of Common Stock on February 25, 1999.

(2) Pursuant to Rule 416, there are also being registered such additional shares of Common Stock as may be issuable pursuant to the anti-dilution provisions of the Preferred Stock and the Series II Warrants.

(3) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) based upon 115% of the average of the closing bid and asked price for shares of Common Stock on February 25, 1999.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY OUR EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

         Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there by any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

                   Subject to Completion, dated March 9, 1999

PROSPECTUS

                              PSI INDUSTRIES, INC.

                         800,000 UNITS AT $6.00 PER UNIT

         PSI Industries, Inc. is offering 800,000 units at a price of $6.00 per unit. Each unit consists of one share of our Series C Convertible Preferred Stock, par value $.0001 per share and one redeemable Series II Common Stock Purchase Warrant. The Series C Convertible Preferred Stock and Series II Common Stock Purchase Warrants will be detachable and may trade separately 30 days following the date of this Prospectus or on such earlier date as may be determined by the Underwriter in its sole discretion.

                                      PER SHARE         TOTAL
                                      ---------       ----------       Our Common Stock is quoted on the
Public Offering Price ...........     $  6.00         $4,800,000       OTC Bulletin Board under the symbol
Underwriting                                                           "PSII".  On __________, 1999, the
  discounts .....................     $   .60         $  480,000       closing bid price per share of the
Proceeds to                                                            Common Stock as reported by the
  PSI Industries, Inc............     $  5.40         $4,320,000       OTC Bulletin Board was $_____.

               Proposed Trading Symbols on the OTC Bulletin Board:
                                  Units - PSIIU
                        Series C Preferred Stock - PSIIP
                           Series II Warrants - PSIIW

                                   ----------

         YOUR INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE UNITS ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT. SEE "RISK FACTORS" BEGINNING ON PAGE 7.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                   ----------

         We have granted the Underwriter the right to purchase up to 120,000 Units to cover any over-allotments.

                      FAS WEALTH MANAGEMENT SERVICES, INC.

                The date of this Prospectus is ____________, 1999

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and files reports and other information with the Securities and Exchange Commission (the "Commission"). The reports and other information filed by the Company can be inspected and copied without charge at the Commission, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the following regional offices of the
Commission: Seven World Trade Center, 13th Floor, New York, New York 10048, and Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Registration statements and other documents and reports that are filed electronically through the Electronic Data Gathering, Analysis and Retrieval System (including the Registration Statement) are publicly available through the Commission's web site on the Internet (http://www.sec.gov).

         This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits thereto. Statements contained in this Prospectus as to the contents of any contract or other document referred to are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement for a more complete description of the matter involved, each such statement being qualified in its entirety by such reference. The Company will provide without charge to each person who receives this Prospectus, upon written or oral request of such person, a copy of any of the information that is incorporated by reference herein (excluding exhibits to the information that is incorporated by reference unless the exhibits are themselves specifically incorporated by reference) by contacting the Company at PSI Industries, Inc., 1160 B South Rogers Circle, Boca Raton, Florida 33487, Attention: Chief Financial Officer, telephone (561) 997-1133.

                               PROSPECTUS SUMMARY

         The following summary is qualified in its entirety by the more detailed information, including information contained under the caption "Risk Factors," and financial statements, including the notes thereto, appearing elsewhere in this Prospectus. Unless otherwise indicated herein, the information in this Prospectus does not give effect to (i) shares of Common Stock issuable upon conversion of the Series C Convertible Preferred Stock (the "Series C Preferred Stock") offered hereby, (ii) shares of Common Stock issuable upon exercise of the Series II Common Stock Purchase Warrants (the "Series II Warrants") offered hereby, (iii) the exercise of the Underwriter's over-allotment option (the "Over-Allotment Option"), (iv) shares of Common Stock issuable upon conversion of 80,000 shares of Series C Preferred Stock and 80,000 Series II Warrants pursuant to an option to purchase 80,000 Units by the Underwriter (the "Unit Purchase Option"), and (v) options to purchase up to 47,050 shares of Common Stock issued to employees and directors exercisable at prices ranging from $.10 per share to $1.50 per share. This Prospectus contains forward-looking statements that involve risks and uncertainties. Our actual results may differ materially from the results discussed in the forward-looking statements. Each prospective investor is urged to read this Prospectus in its entirety.

                                   THE COMPANY

         PSI Industries, Inc., through our Camera Division and Ancillary Imaging Division, is engaged in the wholesale distribution and manufacture of cameras, photographic film, certain internationally branded cameras and ancillary photographic equipment nationwide to wholesale and retail businesses. Our Camera Division products consist of five segments of the single-use disposable and 35mm camera industry:

         /bullet/  the Message Camera/trademark/;
         /bullet/  the Smiletime/trademark/ Camera;
         /bullet/  private label cameras;
         /bullet/ Logo and Message-type cameras; and /bullet/ internationally branded cameras.

         Our Ancillary Imaging Division distributes branded cameras, photographic film, ancillary photographic equipment and other proprietary photographic products. In addition, our wholly-owned subsidiary, Sharp Film Corporation, manufactures the film which is loaded into the Message Cameras/trademark/ and the Smiletime/trademark/ and Logo Cameras. We sell our ancillary imaging products primarily through our in-house telemarketing sales organization and mass catalog mailings.

         We market and distribute our products to a market comprised of photographic retailers, independent gift boutiques, sundry shops, convenience stores, pharmacies, mass marketers, and other similar retailers and wholesalers. Our product lines represent distinct market segments for these customers, and often represent a potential one stop source of the products that we distribute.

         In November 1997, we entered into a non-exclusive worldwide license agreement with Polaroid Corporation to manufacture and sell single-use cameras containing pre-exposed film. The single-use camera market continues to be one of the fastest growing segments within the film-imaging sector. In 1996, 1997 and through September 30, 1998, we sold approximately 500,000, 1,500,000 and 2,300,000 units, including single-use cameras, respectively.

         We feel that one of the key ingredients to profitability of our Ancillary Imaging Division business is to purchase from those sources which provide the best prices and availability. In addition, we distribute Eastman Kodak Company, Agfa Corporation, Polaroid Corporation and Imation Corp. products. We currently purchase film from two major film manufacturers for use in our single-use cameras and have our cameras manufactured by three separate companies located in the Peoples Republic of China and Hong Kong.

         We were incorporated in Florida on October 20, 1986, under the name Photoline Supplies, Inc., and on November 24, 1993, changed our name to PSI Industries, Inc. The address and telephone number of our executive offices are 1160 B South Rogers Circle, Boca Raton, Florida 33487; (561) 997-1133.

         SEE "RISK FACTORS," "MANAGEMENT," "BUSINESS" AND "CERTAIN TRANSACTIONS" FOR A DISCUSSION OF CERTAIN FACTORS WHICH SHOULD BE CONSIDERED IN EVALUATING US AND OUR BUSINESS.

                                  THE OFFERING
Units Offered by the Company (1)...............................  800,000 Units, each Unit consists of one share of Series C Preferred Stock  and one
                                                                 Series II Warrant.  The Underwriter has an
                                                                 option to purchase up to 120,000 additional
                                                                 Units to cover over-allotments.  See
                                                                 "Underwriting".
Terms of Conversion of Series C
Preferred Stock(1).............................................  Each share of Series C Preferred Stock will be automatically converted on ________,
                                                                 2001 (the second anniversary of the date of
                                                                 this Prospectus) into ____ shares of
                                                                 Common Stock.   See "Description of
                                                                 Securities".

Series C Preferred Stock Dividend..............................  2% per annum ($.115 per share) until converted, payable in cash or Common
                                                                 Stock at our option.

Use of Net Proceeds............................................  Advertising and marketing, inventory expansion, product development, reduction in trade payables
                                                                 and working capital.

Common Stock Outstanding:
     Prior to the Offering ....................................  10,627,243
     After the Offering  ......................................  10,627,243

Series C Preferred Stock Outstanding:
     Prior to the Offering ....................................  0
     After the Offering (2) ...................................  800,000

Series II Warrants Outstanding:
     Prior to the Offering ....................................  0
     After the Offering .......................................  800,000

OTC BULLETIN BOARD SYMBOLS:
Common Stock...................................................  PSII
Units (Proposed)...............................................  PSIIU
Series C Preferred Stock (Proposed)............................  PSIIP
Series II Warrants (Proposed)..................................  PSIIW

Risk Factors ..................................................  The Offering involves a high degree of risk and immediate substantial dilution.  See
                                                                 "Risk Factors".

----------
(1) We are offering 800,000 units at a price of $6.00 per unit. Each unit (the "Unit") consists of one share of Series C Preferred Stock and one Series II Warrant. Each share of Series C Preferred Stock will automatically convert, without any action on our part or on the part of the holder into ______ shares of Common Stock on _____________, 2001 (the second anniversary of the date of this Prospectus). This conversion price is equal to (i) 80% of the average bid price of the Common Stock for the 20 trading days prior to the date of this Prospectus (the "Effective Date"), which resulting number shall in no event be less than $1.25, divided into (ii) the offering price of $5.75 per share of Series C Preferred Stock. Each Series II Warrant entitles the holder to purchase one share of Common Stock at an exercise price of 115% of the average bid price of the Common Stock for the 20 trading days prior to the Effective Date, during the four year period commencing one year from the Effective Date. The Series II Warrants are redeemable upon certain conditions. Should the Series II Warrants be exercised, of which there is no assurance, the Company will receive the proceeds therefrom aggregating up to an additional $__________. See "Description of Securities".

(2) These shares of Series C Preferred Stock are convertible into _______ shares of Common Stock.

                             SELECTED FINANCIAL DATA

         The table below contains a summary of our historical financial information derived from the Financial Statements included elsewhere in this Prospectus. The nine months data at September 30, 1998 and 1997 are derived from our unaudited financial statements and include all adjustments, and consist only of normal recurring adjustments, that our management considers necessary to fairly present such data. The results of the nine months ending September 30, 1998 are not necessarily indicative of the results to be expected for the full year ended December 31, 1998. This information should be read in conjunction with the Financial Statements and "Management's Discussion and Analysis of Financial Condition and Plan of Operations".

                                                                               NINE MONTHS ENDED
                                            YEAR ENDED DECEMBER 31,              SEPTEMBER 30,
                                         ----------------------------    ----------------------------
                                            1996             1997            1997            1998
                                         ------------    ------------    ------------    ------------
                                                                         (UNAUDITED)     (UNAUDITED)
STATEMENT OF OPERATIONS DATA:
Net Sales                                $ 14,055,252    $ 23,976,069    $ 17,025,282    $ 21,029,453
Cost of Sales                              10,628,676      19,179,005      12,620,580      15,857,508
                                         ------------    ------------    ------------    ------------

  Gross profit                              3,426,576       4,797,064       4,404,702       5,171,945

Selling, general and administrative
  expenses                                  2,517,044       4,251,152       3,176,898       3,432,734
Product development costs                     416,177         408,486         122,152          71,240
                                         ------------    ------------    ------------    ------------

  Income from operations                      493,355         137,426       1,105,652       1,667,971
Other income (expense):
Interest expense, net                        (293,217)       (582,809)       (407,372)       (488,690)
                                         ------------    ------------    ------------    ------------

  Income (loss) before provision for
   taxes on income                            200,138        (445,383)        698,280       1,179,281
Taxes (benefit) on income                      78,054(1)      (15,874)        251,381         309,000
                                         ------------    ------------    ------------    ------------

Net income (loss)                             122,084        (429,509)        446,899         870,281
Cumulative preferred stock dividend              --            18,965            --            54,750
                                         ------------    ------------    ------------    ------------

Net income (loss) to common
  stockholders                           $    122,084    $   (448,474)   $    446,899    $    815,531
NET INCOME PER SHARE
  Basic                                  $       0.02    $      (0.06)   $       0.06    $       0.09
                                         ------------    ------------    ------------    ------------
  Diluted                                $       0.02    $      (0.06)   $       0.05    $       0.09
                                         ------------    ------------    ------------    ------------

WEIGHTED AVERAGE SHARES OUTSTANDING
  Basic                                     7,326,853       7,392,619       7,208,657       8,601,362
  Diluted                                   7,785,781       7,392,619       8,298,689       9,063,586

                                                                             SEPTEMBER 30, 1998
                                                                     ----------------------------------
                                            DECEMBER 31, 1997           ACTUAL           ADJUSTED (2)
                                            -----------------        -------------   ------------------
BALANCE SHEET DATA:                                                   (UNAUDITED)        (UNAUDITED)
Cash and cash equivalents                     $    224,680           $      96,388       $   933,388
Working capital                                  1,423,935               4,624,101         6,611,101
Total assets                                    13,137,067              17,497,616        18,609,616
Long-term debt                                     517,196                 577,993           577,993
Total liabilities                                9,895,456              11,757,939        10,882,939
Stockholders' equity                             3,241,611               5,739,677         7,726,677

----------
(1) Prior to March 31, 1996, the Company was an S corporation and therefore was not subject to Federal or State corporate income taxes (other than Florida franchise taxes). The S corporation status was terminated as of that date. Pro forma taxes on income reflect a tax provision as if the Company had not been an S corporation during the first three months of 1996 and the provision for the year ended December 31, 1996 represents a combined Federal and State tax rate of approximately 39%. Historical earnings per share is not presented because earnings per share of an S corporation may not be meaningful.

(2) Gives effect to the sale of 800,000 Units by us and the net proceeds therefrom and the uses thereof.

                                  RISK FACTORS

         AN INVESTMENT IN THE SECURITIES OFFERED HEREBY IS SPECULATIVE IN NATURE AND INVOLVES A HIGH DEGREE OF RISK. IN ADDITION TO THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS, YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING FACTORS IN EVALUATING US AND OUR BUSINESS BEFORE YOU PURCHASE THE OFFERED SECURITIES. THIS PROSPECTUS CONTAINS, IN ADDITION TO HISTORICAL INFORMATION, FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. OUR ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THE RESULTS DISCUSSED IN THE FORWARD-LOOKING STATEMENTS. FACTORS THAT MIGHT CAUSE OR CONTRIBUTE TO SUCH DIFFERENCE INCLUDE, BUT ARE NOT LIMITED TO, THOSE DISCUSSED BELOW, AS WELL AS THOSE DISCUSSED ELSEWHERE IN THIS PROSPECTUS.

COMPETITION: TECHNOLOGICAL OBSOLESCENCE

         The consumer photographic products market is highly competitive and features many of the world's largest companies. Many of these companies have substantially greater financial, technical, personnel and other resources than us and have established reputations for success in the development, licensing and sale of their products and technology. Certain of these competitors have the financial resources necessary to enable them to withstand substantial price competition or downturns in their respective markets. In addition, certain companies may be expected to develop technologies or products, which may be functionally similar to some or all of those being developed or currently marketed by us. Industry standards with respect to the markets for the technology and products being developed and marketed by us may be characterized as evolving, which often results in product obsolescence or short product life cycles. Accordingly, our ability to compete will depend on our ability to:

         /bullet/ penetrate the marketplace in a timely manner for our proposed and current products and technology;

         /bullet/ continually enhance and improve such products and technology;

         /bullet/ adapt our products to be compatible with specific products manufactured by others;
                  and
         /bullet/ successfully develop and market new products and technology.

         We can give no assurance that we will be able to compete successfully, that our competitors or future competitors will not develop technologies or products that render our products obsolete or less marketable or that we will be able to successfully enhance our products or adapt them satisfactorily.

INTERNATIONAL SALES: RELIANCE ON LIMITED NUMBER OF FOREIGN DISTRIBUTORS

         We currently sell our products internationally through several foreign distributors who resell the Message Camera/trademark/ product line to other distributors or customers. We are highly dependent upon acceptance of the products by such distributors and their active marketing and distribution efforts.

Although we work closely with our foreign distributors, we cannot directly control such distributor sales and marketing activities and, accordingly, cannot manage our product sales in foreign markets. Most of the distributors to whom we sell the products, including those that are contractually obligated to purchase our products in order to maintain their exclusive, distribution territories, could discontinue carrying our products at any time.

DEPENDENCE ON SUPPLIERS

         There can be no assurance that our current or future suppliers will be able to meet our requirements on commercially reasonable terms or within scheduled delivery times. Any interruption of our arrangements with suppliers could cause a delay in the acquisition of materials for our products, and consequently affect the timely delivery of our products to our customer base.

LITIGATION

         We are involved in litigation. While we are unable to predict the outcome of such litigation, management does not believe a negative outcome will have a material adverse effect, although there can be no assurances. See "LEGAL PROCEEDINGS".

RISKS ASSOCIATED WITH INTERNATIONAL OPERATIONS

         A substantial portion of our marketing efforts for our line of Message Cameras/trademark/ will be focused on international sales. We have also engaged several independent distributors in other sections of the world to market the products and may enter into joint ventures or other relationships with other foreign partners. The expansion of our international operations are subject to a number of risks, including unexpected changes in regulatory requirements, import and export restrictions and tariffs, the burden of complying with the variety of foreign laws, potentially adverse tax consequences, currency fluctuations and political and economical instability. Additionally, the protection of our intellectual property may be more difficult to enforce outside of the United States. In the event that we are successful in expanding our international operations, the occurrence of any one or more of the aforementioned events or other uncertainties of conducting international transactions could materially affect our business, operating results and financial condition.

POSSIBLE FLUCTUATIONS IN OPERATING RESULTS

         Our operating results may fluctuate significantly from period to period as a result of a variety of factors, including product returns, purchasing patterns of consumers, the length of our sales cycle to key customers, distributors or other strategic partners, the timing of the introduction of new products and product enhancements by us and our competitors, technological factors, variations and sales by product distribution channels and competitive pricing. Consequently, our product revenues may vary significantly by quarter and our operating results may experience significant fluctuations.

ABSENCE OF DIVIDENDS ON COMMON STOCK

         We have no present intention of paying cash dividends on our Common Stock in the foreseeable future, as we intend to follow a policy of retaining our earnings, if any, for use in our business. Except for periods prior to March 1996 when we were a subchapter S corporation, we have never paid cash dividends on our Common Stock. See "Description of Securities" and "Price Range of Common Stock and Dividend Policy".

LACK OF PRIOR PUBLIC MARKET FOR THE UNITS, SERIES C PREFERRED STOCK AND SERIES II WARRANTS BEING OFFERED

         No prior public market has existed for the Units, Series C Preferred Stock and Series II Warrants offered hereby and no assurance can be given that one will develop subsequent to this Offering. Our Common Stock is currently listed for trading on the OTC Bulletin Board under the symbol PSII. We have applied for inclusion of the Units, Series C Preferred Stock and Series II Warrants on the OTC Bulletin Board, although there can be no assurance that an active trading market will develop, even if the securities are accepted for quotation. Furthermore, as compared with other markets, an investor may find it more difficult to dispose of or obtain accurate quotations for the price of the securities on the OTC Bulletin Board. Additionally, if our securities are accepted for quotation and active trading develops, we are required to timely file our periodic reports with the Commission as required by the National Association of Securities Dealers, of which there can be no assurance that we will be able to continue to fulfill such requirement. Failure to timely file our periodic reports will result in suspension from trading on the OTC Bulletin Board until such time as we are current in our periodic filings. Our Common Stock is currently listed on the OTC Bulletin Board under the symbol "PSII". Upon completion of this offering, we intend to apply for listing of all our securities, including the securities offered hereby, for inclusion on the Nasdaq SmallCap Stock Market or the American Stock Exchange. There can be no assurance that we will meet the initial listing criteria established by such entities, and if approved, maintain such listing. The Underwriter may make a market in our securities upon the closing of this Offering, but there is no assurance that it will be successful in its efforts. The loss or failure of market makers for our securities will have a material adverse effect on the market for our securities. See "Description of Securities".

VOTING CONTROL; POTENTIAL ANTI-TAKEOVER EFFECT

         After giving effect to this Offering, our officers, directors and principal stockholders will beneficially own approximately ____% of our Common Stock and will have the right to acquire up to an additional ___% of the Common Stock pursuant to outstanding options and warrants. See "Principal Stockholders". After giving effect to the conversion of the Series C Preferred Stock, our officers, directors and principal stockholders will beneficially own approximately ___% of our Common Stock. Accordingly, such persons may be able to approve major corporate transactions including those involving amendments to our Articles of Incorporation or the sale of substantially all our assets and may be able to elect all our directors and to control our affairs. This voting control may have the effect of delaying or preventing a change in control of PSI Industries, Inc. and may adversely affect the rights of the holders of the shares of our Common Stock.

IMMEDIATE AND SUBSTANTIAL DILUTION

         An investor in this offering will experience immediate and substantial dilution of $_______ per share. As of September 30, 1998, we had a net tangible book value of $5,731,969 or $.64 per share, derived from our September 30, 1998 balance sheet. After giving effect to the sale of the Units offered hereby at an assumed price of $6.00 per Unit (of which $5.75 is allocable to the share of Series C Preferred Stock included in the Unit), after deducting underwriting discounts and estimated offering expenses, net tangible book value would have been $_______ or $______ per share (based upon each share of Series C Preferred Stock being convertible into shares of Common Stock). The result will be an immediate increase in net tangible book value per share of $______ to existing stockholders and an immediate dilution to new investors of $______ per share.

BROAD DISCRETION IN APPLICATION OF PROCEEDS

         Our management has broad discretion to adjust the application and allocation of the net proceeds of this Offering, including funds received upon exercise of the Series II Warrants. As a result of the foregoing, our success will be substantially dependent upon the discretion and judgment of our management with respect to the application and allocation of the net proceeds hereof. Pending the application of the net proceeds, the funds will be invested by management in temporary, short-term interest-bearing obligations. See "Use of Proceeds," "Business" and "Management".

REQUIREMENTS OF CURRENT PROSPECTUS AND STATE BLUE SKY REGISTRATION IN CONNECTION WITH THE EXERCISE OF THE SERIES II WARRANTS WHICH MAY NOT BE EXERCISABLE AND MAY THEREFORE BE VALUELESS

         We will be able to issue the securities offered hereby and shares of our Common Stock upon the exercise of the Series II Warrants only if (i) there is a current prospectus relating to the securities offered hereby under an effective registration statement filed with the Commission and (ii) such Common Stock is, to the extent required, then qualified for sale or exempt therefrom under applicable state securities laws of the jurisdictions in which the various holders of Series II Warrants reside. There can be no assurance, however, that we will be successful in maintaining a current registration statement. After a registration statement becomes effective, it may require updating by the filing of a post-effective amendment. A post-effective amendment is required under the Securities Act of 1933, as amended:

         /bullet/ anytime after nine months subsequent to the effective date thereof when any information contained in the prospectus is over 16 months old;

         /bullet/ when facts or events have occurred which represent a fundamental change in the information contained in the registration statement; or

         /bullet/ when any material change occurs in the information relating to the plan or distribution of the securities registered by such registration statement.

         The Prospectus forming a part of this Registration Statement will remain current within the meaning of the Securities Act for not more than nine months following the date of this Prospectus, or until ________, 2000, assuming a post-effective amendment is not filed by us. We intend to qualify the sale of the Units in a limited number of states, although certain exemptions under certain state securities ("Blue Sky") laws may permit the Series II Warrants to be transferred to purchasers in states other than those in which the Series II Warrants were initially qualified. We will be prevented, however, from issuing Common Stock upon exercise of the Series II Warrants in those states where exemptions are unavailable and we have failed to qualify the Common Stock issuable upon exercise of the Series II Warrants. We may decide not to seek, or may not be able to obtain qualification of the issuance of such Common Stock in all of the states in which the ultimate purchasers of the Series II Warrants reside. In such a case, the Series II Warrants of those purchasers will expire and have no value if such warrants cannot be exercised or sold. Accordingly, the market for the Series II Warrants may be limited because of the Company's obligation to fulfill both of the foregoing requirements. See "Description of Securities".

"PENNY STOCK" REGULATIONS MAY IMPOSE CERTAIN RESTRICTIONS ON MARKETABILITY OF SECURITIES

         The Securities and Exchange Commission has adopted regulations which generally define "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Such exceptions include an equity security registered or approved for registration and traded on a national securities exchange or quoted in the National Association of Securities Dealers' Automated Quotation System and an equity security issued by an issuer that has:

         /bullet/ net tangible assets of at least $2,000,000 if such an issuer has been in continuous operation for three years;

         /bullet/ net tangible assets of at least $5,000,000, if such issuer has been in continuous operation for less than three years; or

         /bullet/ average revenue of at least $6,000,000 for the preceding three years.

In the event of authorization of the Units, Series C Preferred Stock and Series II Warrants for quotation on the OTC Bulletin Board, such securities will initially meet these criteria. However, if such securities should not fall within any of the stated exceptions, the Units, Series C Preferred Stock and Series II Warrants will become subject to Rules 15g-2 through 15g-9 under the Securities and Exchange Act of 1934. These rules impose additional reporting, disclosure and sales practice requirements on brokers and dealers and require them to make a special suitability determination of each purchaser and receive the purchaser's written consent to the transaction prior to the sale. In addition, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the Securities and Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the "penny stock" rules may restrict the ability of broker-dealers to sell our securities and may affect the ability of purchasers in this Offering to sell our securities in the secondary market.

         In the event that we were not able to qualify our securities for listing on the OTC Bulletin Board, we will attempt to have our securities traded in the "pink sheets". In such event, holders of our securities may encounter substantially greater difficulty in disposing of their securities and/or in obtaining accurate quotations as to the prices of our securities.

EXERCISE OF SERIES II WARRANTS MAY HAVE DILUTIVE EFFECT ON MARKET

         The Series II Warrants will provide, during their term, an opportunity for the holder to exercise the Series II Warrants and profit from a rise in the market price of the Common Stock, of which there is no assurance, with resulting dilution in the ownership interest in us held by the then present stockholders. Holders of the Series II Warrants most likely would exercise the Series II Warrants and purchase the underlying Common Stock at a time when we may be able to obtain capital on terms more favorable than those provided by such Series II Warrants, in which event the terms on which we may be able to obtain additional capital would be affected adversely. See "Underwriting".

UNDERWRITER'S INFLUENCE ON THE MARKET MAY HAVE ADVERSE CONSEQUENCES

         A significant number of securities may be sold, in the ordinary course of business, to customers of the Underwriter. Such customers subsequently may engage in transactions for the sale or purchase of such securities through or with the Underwriter. Although it has no legal obligation to do so, the Underwriter from time to time in the future may make a market in and otherwise effect transactions in our securities. To the extent the Underwriter acts as market maker in the securities, it may be a dominating influence in that market. The price and liquidity of such securities may be affected by the degree, if any, of the Underwriter's participation in the market, inasmuch as a significant amount of such securities may be sold to customers of the Underwriter. Such customers subsequently may engage in transactions for the sale or purchase of such securities through or with the Underwriter. Such market making activities, if commenced, may be discontinued at any time or from time to time by the Underwriter without obligation or prior notice. If a dominating influence at such time, the Underwriter's discontinuance may adversely affect the price and liquidity of the securities.

WARRANTS SUBJECT TO REDEMPTION

         The Series II Warrants shall be exercisable for one share of Common Stock at an exercise price of 115% of the average bid price of the Common Stock for the 20 trading days prior to the Effective Date for a four year period commencing one year from the Effective Date. The Series II Warrants are redeemable by us for $.05 per Series II Warrant, at any time after one year from the Effective Date, upon 30 days' prior notice, if the closing bid price of the Common Stock, as reported by the OTC Bulletin Board exceeds 170% of the closing bid price of the Common Stock ($_______ per share) on the Effective Date, for any 20 consecutive trading days ending within ten days of the notice of redemption. In the event that the Series II Warrants are called for redemption, the Series II Warrant holders may not be able to exercise their Series II Warrants if we have not updated this Prospectus in accordance with the requirements of the Securities Act or these securities have not been qualified for sale under the laws of the state where the Series II Warrant holder resides. See "Requirements of Current Prospectus and State Blue Sky Registration in Connection with the Exercise of the Series II Warrants Which May Not Be Exercisable and May Therefore Be Valueless". Upon 30 days' written notice to all holders of the Series II Warrants, we shall have the right to reduce the exercise price and/or extend the term of the Series II Warrants in compliance with the requirements of Rule 13e-4 to the extent applicable. See "Certain Transactions," "Description of Securities" and "Underwriting".

ADDITIONAL AUTHORIZED SHARES AVAILABLE FOR ISSUANCE MAY ADVERSELY AFFECT THE MARKET

         There are currently 10,627,243 shares of Common Stock issued and outstanding and upon completion of the proposed offering, there will be a total of 800,000 shares of Series C Preferred Stock outstanding. The following securities have been reserved for issuance: _________ shares of Common Stock issuable, commencing two years from the Effective Date, upon conversion of the Series C Preferred Stock; 800,000 shares of Common Stock issuable upon exercise of the Series II Warrants offered to investors in this Offering; 120,000 Units issuable pursuant to the Underwriter's Over-Allotment Option; 120,000 shares of Series C Preferred Stock included in the Underwriter's Over-Allotment Option which are convertible into _________ shares of Common Stock; 120,000 shares of Common Stock issuable upon exercise of the Series II Warrants included in the Underwriter's Over Allotment Option; 80,000 Units issuable upon exercise of the Underwriter's Unit Purchase Option; 80,000 shares of Series C Preferred Stock included in the Underwriter's Unit Purchase Option which are convertible into ____ shares of Common Stock; 80,000 shares of Common Stock which are issuable upon exercise of the Series II Warrants included in the Underwriter's Unit Purchase Option; 249,827 shares of Common Stock issuable upon the exercise of certain other outstanding options and warrants. The foregoing does not give effect to Common Stock issuable for the payment of Series C Preferred Stock dividends. After the exercise of all such warrants and options we will have 11,877,070 shares of Common Stock outstanding and 48,122,930 shares of authorized but unissued Common Stock available for issuance without further stockholder approval. As a result, any issuance of additional shares of Common Stock may cause our current stockholders to suffer significant dilution which may adversely affect the market. See "Description of Securities" and "Underwriting".

SHARES ELIGIBLE FOR FUTURE SALE MAY ADVERSELY AFFECT THE MARKET

         The sale, or availability for sale, of a substantial number of shares of Common Stock in the public market subsequent to the offering pursuant to Rule 144 under the Securities Act or otherwise could materially or adversely affect the market price of the securities and could impair our ability to raise additional capital from the sale of our equity securities or debt financing. There are currently _________ shares of our outstanding Common Stock that are "restricted securities" which, in the future, may be sold upon compliance with Rule 144 adopted under the Securities Act. Rule 144, as amended, provides, in essence, that a person holding "restricted securities", which trade on the OTC Bulletin Board for a period of one year may sell every three months a number of shares equal to one percent of our issued and outstanding shares. The amount of "restricted securities" which a person who is not affiliated with us may sell is not so limited, since non-affiliates may sell without volume limitation their shares held for two years. Nonaffiliated persons who hold for the two year period described above may sell unlimited shares once their holding period is met. All of our executive officers and directors have agreed not to sell their shares of Common Stock for a period of 12 months from the consummation of the Offering, except for 750,000 shares of Common Stock subject to a three-year lock-up, without the Representative's prior written consent. Should we fail to achieve at least 80% of our pre-tax net income projections for any of the next three fiscal years the 750,000 shares will be cancelled. The pre-tax net income projections for 1999, 2000 and 2001 are $3,005,349, $5,442,021 and $7,835,339,
respectively.

         Prospective investors should be aware that the possibility of sales may, in the future, have a depressive effect on the price of the Series C Preferred Stock, Common Stock or Series II Warrants in any market which exists or may develop and, therefore, the ability of any investor to market his shares may be dependent directly upon the number of shares that are offered and sold. Our affiliates may sell their shares during a favorable movement in the market price of our securities which may have a depressive effect on its price per share. See "Description of Securities".

UNDERWRITER TO RECEIVE SUBSTANTIAL BENEFITS IN CONNECTION WITH THE OFFERING

         The Underwriter will receive substantial benefits from us in connection with this Offering. These benefits include underwriting discounts/commissions, a non-accountable expense allowance, an Underwriter's Unit Purchase Option, warrant exercise fees and an advisory fee in connection with certain services to be provided in the future. In addition, the Underwriter has been granted certain rights under the Unit Purchase Option, which rights include the ability to require us to include the

Underwriter's securities in a registration statement under the Securities Act. The exercise of these rights will result in our incurring substantial expenses and may cause us to register an offering of our securities at a time which is detrimental to our plans. See "Underwriting".

DEPENDENCE ON KEY PERSONNEL

         Our success will be largely dependent on the efforts of Dominick Seminara, our Chief Executive Officer, Benjamin Cohen, our President and Chief Operating Officer, and Mirco Vietti, our Executive Vice President. Although the Company has written employment agreements with various members of our management, there can be no assurance that such persons will continue their employment with us. The loss of the services of one or more of such key personnel could have a material adverse effect on our operations and marketing efforts. We have obtained $800,000 of key man insurance on the life of Mr. Seminara, which may prove insufficient in the event Mr. Seminara were to become deceased.

EXPERIENCE OF THE UNDERWRITER

         This offering is the Underwriter's first underwritten public offering of securities as lead managing underwriter. Although the Underwriter's principal employees have had extensive experience in various aspects of the securities business, they have extremely limited experience in the public underwriting of securities. In addition, the Underwriter is a relatively small firm, and there can be no assurance that the Underwriter will be able to continue to make a market in the Units, Series C Preferred Stock or Warrants, or that if it does, it will be able to adequately support trading of the Common Stock in the aftermarket. See "Underwriting".

YEAR 2000 RISK

         We have implemented a Year 2000 date conversion program to ensure that our computer systems and applications will function properly beyond 1999. We believe that we have allocated adequate resources for this purpose and expect our Year 2000 date conversion program to be successfully completed on a timely basis. There can, however, be no assurance that this will be the case. We do not expect to incur significant expenditures to address this issue. The ability of third parties with whom we transact business to adequately address their respective Year 2000 issues is outside of our control. There can be no assurance that our failure or the failure of such third parties to adequately address our respective Year 2000 issues will not have a material adverse effect on our business, financial condition, cash flows and results of operations.

                                 USE OF PROCEEDS

         The net proceeds to be received by PSI Industries, Inc. (the "Company") from the sale of the Units offered hereby, after deducting underwriting discounts and commissions and estimated expenses payable by the Company, will be approximately $3,676,000 (or approximately $4,302,400 if the over-allotment option granted to the Underwriters is exercised in full). The Company intends to use the net proceeds of the Offering approximately as follows:

                                          APPROXIMATE AMOUNT
                                            OF NET PROCEEDS        PERCENT
                                          ------------------       -------
Advertising and Marketing..............       $1,500,000             40.8%
Inventory Expansion....................          275,000              7.5%
Product Development....................          189,000              5.1%
Reduction in Trade Payables............          875,000             23.8%
Working Capital........................          837,000             22.8%
                                              ----------            ------
                    TOTAL                     $3,676,000            100.00%
                                              ==========            ======

         Although it is uncertain whether or not the price of the Company's shares of Common Stock will rise to a level at which the Series II Warrants would be exercised, if subscribers in this Offering elect to exercise all of the Series II Warrants included in the Units, the Company will realize gross proceeds of approximately $__________. Management anticipates that the proceeds from the exercise of the Series II Warrants would be contributed to working capital of the Company. Nevertheless, the Company may at the time of exercise allocate a portion of the proceeds to any corporate purpose. Accordingly, investors who exercise their Series II Warrants will entrust their funds to management, whose specific intentions regarding the use of such funds are not currently known.

         The amounts set forth above are estimates. Should a reapportionment or redirection of funds be determined to be in the best interests of the Company, the actual amount expended to finance any category of expenses may be increased or decreased by the Company's Board of Directors, at its discretion. The Company believes that the net proceeds of this Offering, together with funds generated from operations, will be sufficient to conduct its operations for at least 12 months.

         To the extent that the Company's expenditures are less than projected or the proceeds of this Offering increase as a result of the exercise by the Underwriters of the Over-Allotment Option, the resulting balances will be used as working capital. Conversely, to the extent that such expenditures require the utilization of funds in excess of the amounts anticipated, additional financing may be sought from other sources, although there can be no assurance that such additional financing, if available, will be on terms acceptable to the Company. The net proceeds of this Offering that are not expended immediately will be deposited in interest bearing accounts, or invested in government obligations, certificates of deposit or similar short-term, low risk investments.

                                 CAPITALIZATION

         The following table sets forth the capitalization of the Company (i) as of September 30, 1998, and (ii) as adjusted to reflect the sale of the Units offered hereby. The table should be read in conjunction with the Financial Statements, the notes thereto and the pro forma financial information included elsewhere in this Prospectus.

                                                          SEPTEMBER 30, 1998
                                                     --------------------------
                                                       ACTUAL       AS ADJUSTED
                                                     -----------    -----------
                                                     (UNAUDITED)
Long-term notes payable, less
current maturities                                   $   577,993    $   577,993

Stockholders' equity:
   Common Stock, $.0001 par value -
      20,000,000 shares authorized;
      8,885,743 shares issued and
      outstanding (actual), and shares
      issued and outstanding (as adjusted)                   891            891
   Convertible Preferred Stock - Series A,
      $.0001 par value, 200,000 shares
      authorized, 48,667 shares issued and
      outstanding, $1,460,010 liquidation
      value                                                    5              5
   Convertible Preferred Stock - Series B,
      $.001 par value, 20,000 shares authorized,
      15,022 shares issued and outstanding,
      $1,502,200 liquidation value                            15             15
   Convertible Preferred Stock - Series C,
      $.0001 par value, 1,000,000 shares authorized,
      -0- shares issued and outstanding (actual),
      and 800,000 shares issued and outstanding
      (as adjusted)                                         --               80
   Additional paid-in capital                          4,151,771      7,827,691
   Deferred compensation                                 (19,409)       (19,409)
   Stock subscription receivable                         (60,747)       (60,747)
   Retained earnings                                   1,667,151      1,667,151
                                                     -----------    -----------
      Total stockholders' equity                       5,739,677      9,415,677
                                                     -----------    -----------
         Total capitalization                        $ 6,317,670    $ 9,993,670
                                                     ===========    ===========

                 PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY

         The Company's shares of Common Stock are traded over-the-counter and quoted on the OTC Electronic Bulletin Board under the symbol "PSII". The reported high and low bid prices for the Common Stock are shown below for the period from inception of trading in September 1996 through January 29, 1999. The quotations reflect inter-dealer prices and do not include retail mark-ups, mark-downs or commissions. The prices do not necessarily reflect actual transactions.

                                                    HIGH BID          LOW BID
                                                    --------          -------
1996
Fourth Quarter (from September 16, 1996)              $5.12            $4.00

1997
First Quarter                                         $6.56            $4.50
Second Quarter                                        $7.00            $5.25
Third Quarter                                         $7.50            $6.00
Fourth Quarter                                        $7.50            $5.25

1998
First Quarter                                         $7.00            $4.25
Second Quarter                                       $5.125           $3.875
Third Quarter                                        $5.125            $2.75
Fourth Quarter                                      $3.4375           $1.375

1999
First Quarter (through March 5, 1999)                 $2.00           $0.875

         The closing bid and asked prices of the Company's Common Stock on March 5, 1999 were $1.625 and $1.75, respectively, as quoted on the OTC Electronic Bulletin Board. As of March 5, 1999, there were 56 stockholders of record of the Company's Common Stock, and approximately 425 beneficial holders of the Common Stock.

         Upon completion of this Offering, the Company intends to apply for listing of all its securities, including the securities which are offered hereby, for inclusion on the Nasdaq SmallCap Stock Market or the American Stock Exchange. There can be no assurance that we will meet the initial listing criteria established by such entities, and if approved, maintain such listing.

         Except for periods prior to March of 1996 when the Company was a Subchapter S corporation, the Company has never paid cash dividends on its Common Stock. The Company presently intends to retain future earnings, if any, to finance the expansion of its business and does not anticipate that any cash dividends will be paid in the foreseeable future. The future dividend policy will depend on the Company's earnings, capital requirements, expansion plans, financial condition and other relevant factors.

         The Series C Preferred Stock will be entitled, as and when declared by the Board of Directors, to receive, in respect of the two years before the Series C Preferred Stock is converted, an annual dividend per share payable either in cash or shares of Common Stock, at the option of the Company, equal to $0.115 or 2% of the $5.75 value of the Series C Preferred Stock included in the Units.

         Other than the foregoing, the Company does not anticipate the declaration or payment of any dividends in the foreseeable future. There can be no assurance that cash dividends of any kind will ever be paid.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                   FINANCIAL CONDITION AND PLAN OF OPERATIONS

GENERAL

         The Company was organized in 1986 to engage in the wholesale distribution of branded cameras, photographic film, ancillary photographic equipment and other proprietary photographic products. Since its formation, the Company has evolved into a major national wholesale distribution company to over 20,000 specialty retailers, mass market merchandisers and wholesalers. Since 1987, the Company's revenues have increased on an annual basis from $1,000,000 to approximately $34,000,000 in 1994 and $19,000,000 in 1995. The Company has been profitable throughout these years. The decline in revenues in 1995 reflected primarily a strategic decision by management to focus its distribution efforts on higher margin products such as branded cameras and ancillary photographic equipment.

         Beginning in the latter part of 1995, the Company embarked on a program of identifying, acquiring and developing a proprietary line of cameras. In 1996, through the acquisition of exclusive distribution and manufacturing rights to the Message Camera/trademark/, an innovative, single-use disposable camera which allows for the application of full-color messages and graphics to pre-exposed film, and the development of its Smiletime/trademark/ camera, a proprietary line of high-quality 35mm single-use cameras, the Company added a Camera Division as an independent profit center. The development of the Camera Division enabled the Company not only to add products with significantly higher profit margins but also allowed the Company to expand its marketing to other channels of distribution. Due primarily to the market penetration of its Camera Division which achieved sales of approximately $10,000,000 in 1997, the Company's revenues for 1997 increased to approximately $24,000,000 compared with approximately $14,000,000 in 1996.

RESULTS OF OPERATIONS

         The following table sets for the periods indicated the percentage of revenues represented by certain items reflected in the Company's Statements of Operations.

                                              PERCENTAGE OF REVENUES

                                                                                          NINE MONTHS ENDED
                                                YEAR ENDED DECEMBER 31,                     SEPTEMBER 30,
                                               -------------------------               ------------------------
                                                  1997            1996                 1998               1997
                                                 ------           ------               ------            ------
Net Sales                                         100%             100%                 100%              100%

Cost of Sales                                    79.99%           75.62%               75.41%            74.13%
                                                 ------           ------               ------            ------

Gross Profit                                     20.01%           24.38%               24.59%            25.87%

Selling, General and Administrative
  Expenses                                       17.73%           17.91%               16.32%            18.66%
Product Development Costs                         1.70%            2.96%                0.34%             0.72%
                                                 ------           ------               ------            ------

Operating Income                                  0.58%            3.51%                7.93%             6.49%


Interest Expense, Net of Interest
  Income                                          2.43%            2.09%                2.32%             2.39%
                                                 ------           ------               ------            ------

Income (Loss) before Income
  Taxes                                         (1.85%)            1.42%                5.61%             4.10%

Income Tax Provision (Benefit)                  (0.07%)            0.36%                1.47%             1.48%
                                                 ------           ------               ------            ------

Net Income (Loss)                               (1.78%)            1.06%                4.14%             2.62%

YEARS ENDED DECEMBER 31, 1997 AND DECEMBER 31, 1996

NET SALES

         The Company's net sales for 1997 were $23,976,069 compared to $14,055,252 in 1996, an increase of $9,920,817 or 70.6%. The increase in net sales was primarily attributable to a full year of sales for the Message Camera/trademark/ which was introduced in late 1996 and an increase in the customer base.

GROSS PROFIT

         Gross profit for 1997 was $4,797,064 compared to $3,426,576 in 1996, an increase of $1,370,488 or 40%. As a percentage of sales, gross profit decreased to 20% in 1997 from 24.4% in 1996. Several factors accounted for the decrease in 1997 in gross profit as a percentage of net sales over the prior year. These included additional production start-up costs for the Message Camera/trademark/, primarily the development of point of purchase displays, increased freight charges, reflecting the Company's need to employ air freight to acquire adequate camera inventory to meet the demand for the Message Camera/trademark/, increase in cost of sales in the Company's Ancillary Imaging Division over the prior year and a change in the product mix with increased sales in 1997 of film which carries small profit margins.

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

         Selling, general and administrative expenses for 1997 were $4,251,152 compared to $2,517,044 in 1996, an increase of $1,734,108 or 68.9%. As a percentage of sales, these expenses decreased to 17.7% in 1997 from 17.9% in 1996. Of the dollar increase, $662,280 represented increased commissions and royalties due to higher sales, $337,085 represented increased payroll costs in connection with the hiring of additional personnel to support the growth in sales, $194,801 primarily represented increased professional fees in connection with litigation, financing and other corporate matters, $181,000 represented increased amortization and depreciation expenses due primarily to the amortization of the Message Camera/trademark/ product development costs and $115,289 represented increased trade show costs. The remaining increase was attributable to additional selling, general and administrative expenses.

PRODUCT DEVELOPMENT COSTS

         Product development costs for 1997 were $408,486 compared to $416,177 for 1996, a decrease of $7,691 or 1.8%. As a percentage of sales, these costs decreased to 1.7% in 1997 from 3% in 1996.

INTEREST EXPENSE NET OF INTEREST INCOME

         Interest expense net of interest income for 1997 was $582,809 compared to $293,217 in 1996, an increase of $289,592 or 98.8%. As a percentage of sales, these expenses increased to 2.4% in 1997 from 2.1% in 1996. The dollar increase in interest expense was attributable to increased borrowings on the line of credit required to finance the Company's growth.

PROVISION FOR INCOME TAXES

         For 1997 the Company recorded a tax benefit of $15,874 due to a net operating loss for the year.

NET INCOME (LOSS)

         As a result of the foregoing, the Company posted a net loss of $429,509 in 1997 compared to net income of $149,463 in 1996, a decrease of $578,972.

NINE MONTHS ENDED SEPTEMBER 30, 1998 AND SEPTEMBER 30, 1997

NET SALES

         The Company's net sales for the nine months ended September 30, 1998 were $21,029,453 compared to $17,025,282 for the nine months ended September 30, 1997, an increase of $4,004,171 or 23.5%. The increase in net sales was primarily attributable to an increase in the volume from existing customers, securing new mass merchandise and independent gift retailers for the Company's Camera Division products, and penetration of the international markets.

GROSS PROFIT

         Gross profit for the nine months ended September 30, 1998 was $5,171,945 compared to $4,404,702 for the nine months ended September 30, 1997, an increase of $767,243 or 17.4%. As a percentage of sales, gross profit decreased to 24.6% for the nine months ended September 30 1998 from 25.9% for the nine months ended September 30, 1997. The decrease in gross profit as a percentage of sales was due to a change in the product mix, principally a substantial increase in sales of Kodak cameras which carry a small profit margin, and an increase in freight charges arising out of the incurrence of additional air freight expenses that were necessary to obtain adequate product to meet the substantial growth in sales of the Company's Camera Division products.

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

         Selling, general and administrative expenses for the nine months ended September 30, 1998 were $3,432,734 compared to $3,176,898, for the nine months ended September 30, 1997 an increase of $255,836 or 8.1%. As a percentage of sales, these expenses decreased to 16.3% for the nine months ended September 30, 1998 from 18.7% for the nine months ended September 30, 1997. Of the dollar increase, $476,161 represented increased payroll costs in connection with the hiring of additional personnel to support the growth in sales, offset by a decrease of $188,603 in advertising, marketing and promotion expenses, and a decrease of $215,180 in reduced royalties to Polaroid Corporation compared to royalties paid the previous licensor. The remaining dollar increase was attributable to various selling, general and administrative expenses.

PRODUCT DEVELOPMENT COSTS

         Product development costs for the nine months ended September 30, 1998 were $71,240 compared to $122,152 for the nine months ended September 30 1997, a decrease of $50,912 or 41.7%. As a percentage of sales, these costs decreased to
 .34% for the nine months ended September 30, 1998 from .72% for the nine months ended September 30, 1997.

INTEREST EXPENSE NET OF INTEREST INCOME

         Interest expense net of interest income for the nine months ended September 30,1998 was $488,690 compared to $407,372 for the nine months ended September 30, 1997, an increase of $81,318 or 20%. As a percentage of sales, these expenses decreased to 2.3% for the nine months ended September 30, 1998 from 2.4% for the nine months ended September 30, 1997. The dollar increase in interest expense was attributable to increased borrowings on the line of credit required to finance the Company's growth.

PROVISION FOR INCOME TAXES

         Provision for income taxes for the nine months ended September 30, 1998 was $309,000 compared to $251,381 for the nine months ended September 1997, an increase of $57,619. The effective tax rate decreased to 25.8% for the nine months ended September 30, 1998 from 36% for the nine months ended September 30, 1997 due to the Company's utilization of its net operating loss carry forward from the prior year.

         As a result of the foregoing, net income for the nine months ended September 30, 1998 was $870,281 compared to net income of $446,899 for the nine months ended September 30, 1997, an increase of $423,382. This represents an increase in net income as a percentage of net sales to 4.1% for the nine months ended September 30, 1998 from 2.6% for the nine months ended September 30, 1997.

LIQUIDITY AND CAPITAL RESOURCES

         The Company has financed its cash requirements primarily through operations, borrowings on its bank credit line and sales of its securities. The Company also issued shares of Preferred Stock in order to finance an acquisition of inventory during 1998.

         The Company's bank credit facility currently permits borrowings of up to $12,000,000 against a fixed percentage of eligible accounts receivable and inventory. The interest rate on the line is at the financial institutions prime rate or the LIBOR rate plus 225 basis points. The amount borrowed under the credit facility varies based on the Company's cash requirements. The credit facility is collateralized by substantially all of the assets of the Company. As of September 30, 1998 the interest rate that was in effect was 8.25% and $6,917,226 was outstanding and classified as a short term liability. The credit facility terminates on September 15, 2001 and shall automatically renew itself from year to year.

         As of September 30, 1998, the Company had working capital of $4,624,101. Operating activities provided cash of $132,526 primarily due to increases in accounts receivable and inventories of $214,485 and $2,896,996 respectively, which were partially offset by net income of $870,281. Net cash used in investing activities was $108,187, reflecting the purchase of certain fixed assets and investments in patents. Net cash used in financing activities was $152,631, consisting primarily of payments to the Company's bank credit facility.

         Subsequent to September 30, 1998, the Company raised $875,000 through sales to private investors of an aggregate number of 975,000 shares of its Common Stock pursuant to a private offering under Rule 504 of Regulation D of the Securities Act of 1933, as amended. The proceeds were used primarily for working capital.

         The Company is not currently generating sufficient working capital to fund its projected expansion of operations. The Company believes that to create a substantial increase in sales of the Message Camera/trademark/ product line, it will be necessary to commence a national advertising campaign. In addition, expansion of operations will require capital infusions to fund purchase of inventory and to meet the Company's working capital needs. Accordingly, the Company is actively exploring several possibilities of raising additional capital through the issuance of its securities. There can be no assurances that the Company will be successful in obtaining additional financing in connection with this, or any other, financing possibility on terms acceptable to the Company, or at all.

YEAR 2000

         Until recently, many computer programs were written using two digits rather than four digits to define the applicable year in the twentieth century. Such software may recognize a date using "00" as the year 1900 rather than the year 2000. Utilizing both internal and external resources, the Company is in the process of defining, assessing and converting or replacing various programs, hardware and instrumentation systems to make them Year 2000 compatible. The Company's Year 2000 project is comprised of two components -- business applications and equipment. The business applications component consists of the Company's business computer systems, as well as the computer systems of third-party suppliers or customers, whose Year 2000 problems could potentially impact the Company. Equipment exposures consist of personal computers, system servers and telephone equipment whose Year 2000 problems could also impact the Company. Management believes that the cost of its Year 2000 initiatives is not expected to be material to the Company's results of operations or financial position.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

         Certain statements contained in this Section and elsewhere in this Registration Statement regarding matters that are not historical facts are forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Because such forward-looking statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. All statements which address operating performance, events or developments that management expects or anticipates to incur in the future, including statements relating to sales and earnings growth or statements expressing general optimism about future operating results, are forward-looking statements. The forward-looking statements are based on management's current views and assumptions regarding future events and operating performance. Many factors could cause actual results to differ materially from estimates contained in management's forward-looking statements. The differences may be caused by a variety of factors, including but not limited to adverse economic conditions, competitive pressures, inadequate capital, unexpected costs, lower revenues, net income and forecasts, the possibility of fluctuation and volatility of the Company's operating results and financial condition, inability to carry out marketing and sales plans and loss of key executives, among other things.

                                    BUSINESS

GENERAL

         PSI Industries, Inc. (the "Company") is engaged in the wholesale distribution and manufacture of cameras, photographic film, certain internationally branded cameras and ancillary photographic equipment nationwide to wholesale and retail businesses. Since its formation in 1986, the Company has evolved into a major national wholesale distribution company to over 20,000 specialty retail and mass market merchandise outlets and wholesalers.

         The Company estimates that the market for cameras, film, and ancillary photographic equipment is in excess of $75 billion annually and is projected to enjoy steady growth as reported in the 1997 PMA Consumer Photographic Survey. The Company markets and distributes its products to a market comprised of photographic retailers, independent gift boutiques, sundry shops, convenience stores, pharmacies, mass marketers, and other similar retailers and wholesalers. The Company's product lines represent distinct market segments for these customers, and often represent a potential one-stop source for the Company's customers of the products that the Company distributes.

         The Company's camera products consist of five segments of the single-use disposable and 35mm camera industry: (1) the Message Camera/trademark/ which allows for the application of full-color messages and graphics to pre-exposed film offering the consumer occasion-specific messages on each print, utilizing the Company's own patent pending proprietary technical process; (2) Smiletime/trademark/ camera, a proprietary line of high quality 35mm and single-use cameras competitively priced to meet the standards of wholesalers and the camera retailer; (3) private label cameras, which contain customized camera identities for private label retail customers; (4) Logo and Message-type cameras serving corporate America for incentive and promotional and premium events; and (5) international branded cameras, such as Kodak and Fuji.

         The single-use camera photographic market continues to be one of the fastest growing segments within the film-imaging sector. Since its introduction, there has been dramatic growth in the sales of the cameras, from sales of less than 1 million units in 1988 to in excess of 270 million units worldwide in 1997 with 84 million units sold in the United States. In 1996, 1997, and through September 30, 1998, the Company has sold approximately 500,000, 1,500,000, and 2,300,000 units, including single-use cameras, respectively.

         In January 1996 the Company became the worldwide licensee, distributor and manufacturer of the Message Camera/trademark/ under a licensing agreement with Keepsake, Inc. With the establishment of a nationwide sales force of independent manufacturer's representatives, independent distributors and appointment of international distributors, the Company began to create a demand for the Message Camera/trademark/ as well as its other camera products. It subsequently became evident that Polaroid Corporation of Cambridge, Massachusetts, held a patent for photographic technology encompassing pre-exposed film. Effective November 1, 1997, due to a dispute that arose over the validity of Keepsake's patents, the Company discontinued the royalty payments to Keepsake and entered into a license agreement with Polaroid Corporation, precipitating the termination of the Keepsake agreement in February 1998. See "LEGAL PROCEEDINGS".

         Under the terms of the agreement with Polaroid, the Company has a non-exclusive license to manufacture and sell single-use cameras containing pre-exposed film worldwide. To the best of the

Company's knowledge, Concord Camera Corporation is the only other company that has been issued a non-exclusive license from Polaroid for the use of the same technology. See "Licenses, Patents and Trademarks".

PRODUCTS

         ANCILLARY IMAGING DIVISION - the Company's Ancillary Imaging Division is the distribution of branded cameras, photographic film, ancillary photographic equipment and other proprietary photographic products. Among the products sold are amateur film, cameras, batteries, travel supplies, albums, photo accessories, mini-lab supplies and camera accessories. Among the brand names sold by the Company are Kodak, Fuji, Konica, Keystone, Agfa, Polaroid, Duracell, Sony, Canon, Olympus, Ricoh and Minolta, to name a few.

         CAMERA DIVISION

         The Camera division is divided into four profit centers:

         /bullet/ MESSAGE CAMERA/trademark//RETAIL - the Message
                  Camera/trademark/ is a small, compact and contoured single-use camera, which incorporates the Company's patent-pending technological process, through which a color-latent image is pre-exposed onto color negative film and placed into a technologically proprietary single-use camera. The Message Camera/trademark/ is preloaded and ready to use with high quality 400 ISO high definition film and may contain 12, 15, 18 or 24 exposures.

                  The retail occasion-specific line of Message Camera/trademark/ includes the following: The "Happy Birthday" Message Camera/trademark/, the "Wedding" Message Camera/trademark/, the "Anniversary" Message Camera/trademark/, the "It's a Boy" Message Camera/trademark/, the "It's a Girl" Message Camera/trademark/, the "Party" Message Camera/trademark/, the "Vacation" Message Camera/trademark/, the "Bible" Message Camera/trademark/, the "Graduation" Message Camera/trademark/, the "Pet Dog" Message Camera/trademark/, the "Pet Cat" Message Camera/trademark/, the "Season's Greetings" Message Camera/trademark/, "Baby's First Birthday" Message Camera/trademark/, the "Halloween" Message Camera/trademark/, the "Baby Shower Message Camera/trademark/", the "Bridal Shower Message Camera/trademark/" and the "Hawaii Message Camera/trademark/". Certain cameras consist of 18 exposures and others contain 24 exposures. Each occasion-specific camera has a different occasion-related message and/or colorful art on each frame and/or photographic print. Printed on the top of each camera is the list of messages pre-exposed and the frame on which it will appear.

         /bullet/ SMILETIME/trademark/ CAMERAS - the Company's
                  Smiletime/trademark/ cameras are a line of 35mm single-use cameras that are currently comprised of five different colorful models, available with or without flash. The product line includes an underwater use model and a panoramic model which produces broader and larger snapshots. The Smiletime/trademark/ single-use cameras are pre-loaded with 400 ISO high definition 15 or 27 exposure color film. Certain models are produced using newly constructed proprietary cameras and other models are made using recycled camera casings.

         /bullet/ MESSAGE/LOGO PREMIUM INCENTIVE CAMERAS - Message/Logo Premium
                  Incentive Cameras are a unique promotional tool for event marketing and product promotions that enables corporate America to incorporate its name, logo, company slogan or personalized message on the film itself or on the outer camera packaging. Each standard premium camera may consist of 15 or 24 exposures. A significant feature of the camera is the capability of including an advertisement, rebate, coupon or free offer photograph on a 16th or 25th exposure, which the user unexpectedly receives with their developed film. Examples of this promotional tool may include an autographed photograph, a free gift coupon, a discount on the next purchase, an announcement of an upcoming event, promotion or an informative advertisement.

         /bullet/ PRIVATE LABEL - Private Label cameras consist of single-use cameras or 35mm cameras prepared and designed specifically for the mass-market retailers requiring a competitively priced high-quality product under their own corporate image.

         The Camera Division currently has cameras manufactured on a sub-contract basis in the People's Republic of China and Hong Kong using its camera requirements. These manufacturers are some of the world's foremost single-use and 35mm camera manufacturers. Currently most of the product line of 35mm cameras manufactured by the Company are newly constructed. There is, however, an on-going supply of our recycled camera casings, which, from time to time, the Company remanufactures and recycles for its own proprietary single-use camera line. The advantage to the use of our recycled casings enables the Company to competitively sell a single-use camera in the marketplace at increased profits.

         SHARP COLOR FILM - the Company has a wholly-owned subsidiary, Sharp Film Corporation, and is currently using the name "Sharp Color Film/trademark/" imprinted on each canister of film and loaded into The Message Cameras/trademark/ and the Smiletime/trademark/ and Logo cameras. It is the Company's intention to introduce a line of color negative film to the consumer marketplace known as Sharp Film to its own niche market as sales of the Camera Division grow and brand awareness is achieved.

SALES AND MARKETING

         ANCILLARY IMAGING DIVISION - the Company distributes its ancillary imaging products to independent specialty retailers and regional chains, which include camera stores, film labs, gift shops, convenience stores, pharmacies and one-hour photo retailers and wholesalers. The products are sold to an aggregate of 20,000 individual customers. Sales of the ancillary imaging products are primarily accomplished through the Company's in-house telemarketing sales organization and mass catalog mailings. In its sales of ancillary imaging products there are no order requirements for the retailer and orders are usually processed the same day received.

         MESSAGE CAMERA/trademark/ - the occasion-specific line of Message Cameras/trademark/ is marketed domestically by a group of 23 independent manufacturer's representative organizations with a combined sales force of approximately 275 sales representatives. The sales organizations have been assigned to specific market segments within their territory. The Company has currently divided the segments into mass merchandise retailers and independent gift retailers. The mass merchandise retailers include all drug, grocery and convenience store chains, discount stores and wholesale clubs. The Company focuses its marketing in this segment on the top 141 retailers and has selected experienced sales representative organizations to market this product. Several mass market merchandisers including Walgreens, Toys-R-Us, K-Mart, American Stores, CVS and Party City already carry The Message Camera/trademark/ line. The Message Camera/trademark/ is also marketed to a wide range of independent retail stores such as gift and card stores, party stores, airport hotel and motel gift shops, flower shops, baby stores, religious book stores and military post exchanges. According to the 1996 Gift and Decorative Accessories Trade Publication, there are in excess of 170,000 independent retailers to whom the product line may be sold.

         The Company believes that the Message Camera/trademark/ concept has a potential in the world marketplace. Accordingly, it intends to market the products internationally through the identification of overseas distributors throughout Europe, Mid-East and Asia, each of which would be granted exclusive distribution rights within a specified territory under negotiated sales and distribution agreements.

         PREMIUM/INCENTIVE MESSAGE/LOGO CAMERAS - the Premium/Incentive Message/Logo camera is currently marketed by a combination of independent sales representative organizations that focus on promotional activities for corporate clients and by the Company's own product premium sales department. Some of the companies that have utilized the message camera incentive program for promotional purposes are: Coca Cola, IBM, NationsBank, John Hancock Insurance, Club Med and Sprint. The Company also targets the private label promotional market by utilizing the approximately 10,000 ad specialty distributors who are members of the Ad Specialty Institute Association and offer the Message Camera/trademark/ to their corporate clients throughout the world.

         SMILETIME/trademark/ CAMERAS - the Company markets its Smiletime/trademark/ camera line both as part of its ancillary imaging business through mass catalog distribution and telemarketing sales as well as through numerous sales representative organizations that may include the same representative organizations that market the Message Camera/trademark/. Most of the Smiletime/trademark/ sales are to independent specialty retailers, tobacco, sundry, and health and beauty aid wholesalers.

         PRIVATE LABEL/LOGO CAMERAS - the Private Label/Logo camera line is currently marketed by a number of the independent sales representative organizations. This line of cameras is overseen by the Company's Vice President of Sales who is responsible for marketing the line to mass retailers and regional chains. Among these retailers and wholesalers are K-Mart, Family Dollar Stores and Bergen Brunswig Company (distributors to approximately 2,200 independent drug stores). The Company has recently been appointed the exclusive vendor for private label/logo cameras for Cardinal Health, Inc., which services 2,500 retail pharmacies nationwide.

         In February 1999, the Company formed an internet alliance with Party City Corp. ("Party City"). Under the terms of such alliance the Company will place a hyperlink within its web page for the consumer to directly jump to the web page of Party City. The Party City web page will direct the consumer to the closest Party City store location where the Message Camera(/trademark/) is offered for sale.

SIGNIFICANT CUSTOMERS

         During 1997 and through September 30, 1998, no customer accounted for more than 10% of net sales.

MANUFACTURING AND SUPPLIES

         ANCILLARY IMAGING AND CAMERA DIVISION - management believes that astute purchasing is one of the key ingredients of the profitability of the Company's ancillary imaging division business. Brand name film and photographic supplies are purchased from what management perceives to be the best available sources based on price and availability. Certain sources represent brand name, high quality film and supplies manufactured domestically and abroad and purchased by the Company at competitive prices.

         The Company is also a distributor for Eastman Kodak Company, Agfa Corporation, Polaroid Corporation and Imation Corp. products. During fiscal 1997, approximately 18% of the Company's total purchases of ancillary imaging products were from Eastman Kodak.

         The Company maintains an inventory of its product in its 18,000 sq. ft. facility at its corporate headquarters in Boca Raton, Florida. The Company also maintains inventory in the People's Republic of China and Hong Kong at its manufacturing sources.

         MESSAGE CAMERAS/trademark/ - the Company has recently developed its own proprietary manufacturing method of imprinting messages and creative images on color film. The imprinting process on the Message Camera/trademark/ is performed at the Company's facility in Boca Raton, Florida. To date, the product has been marketed under a license with Polaroid utilizing Polaroid's patent (see "Licenses, Patents and Trademarks").

         Currently, the Company purchases film from two major sources of film manufacturers for use in its single-use cameras. Agfa Corporation and Imation Corp. serve as the sources of supply for bulk color negative film.

         The Company currently has its cameras manufactured by three separate sources located in The Peoples Republic of China and Hong Kong. Each of these manufacturers have been qualified for quality control and dependability. The Company believes it has several other choices of manufacturers but has chosen the current three for their reliable history of performance with the Company.

         The Company believes its relationships with Eastman Kodak, Agfa, Imation and its other suppliers are satisfactory and that alternative suppliers are available if relationships falter or existing suppliers are unable to maintain standards meeting the Company's requirements. However, there can be no assurance that the Company's current or future suppliers will be able to meet the Company's requirements on commercially reasonable terms or within scheduled delivery times. Any interruption of the Company's arrangements with suppliers could cause a delay in the acquisition of the Company's products for timely delivery to its customer base.

         The Company is and will be dependent upon foreign contract manufacturers for the manufacture and assembly of its single-use cameras. By being dependent upon foreign contract manufacturers, the Company will be subject to the risks of doing business abroad, such as import duties, trade restrictions, work stoppages, foreign currency fluctuations, political instability, difficulties in enforcing the manufacturer's obligations to the Company and other factors which could have an adverse impact on the business of the Company. The three manufacturers currently supplying the Company all have the capability of supplying new casings as opposed to recycled.

         See "LEGAL PROCEEDINGS" for information with regard to an action instituted in February 1998 before the International Trade Commission by Fuji Film in which the Company is one of 28 respondents. The action seeks an import exclusion order against all defendants based upon claimed patent infringement. In February 1999 an Administrative Law Judge ruled in favor of Fuji and the matter is currently subject to review by the International Trade Commission.

COMPETITION

         There are a number of distributors and wholesalers of photographic supplies and equipment that actively compete with the Company. In some areas, competition is directly with the manufacturers of these products. Many of these companies have substantially greater financial, technical and other resources than the Company and have established reputations for success in the development, licensing and sale of their products and technology. Some of the Company's direct competitors in its ancillary imaging and camera business include Unique Photo, Concord Camera Corporation and Jazz Photo Corp. Unique is a reseller of photo supplies and single-use cameras. Concord and Jazz market cameras only and not other ancillary imaging products, as is the case with the Company. Although select areas of price competition is intense in the Company's ancillary imaging and camera business, the Company believes that it has certain competitive advantages by virtue of its proprietary product lines, its well-developed relationships with vendors and broad customer base allowing it to provide a one-stop source of products for its customers.

         There are two known competitors, DCC Compact Classics and Fairway Performance, which have begun to market a camera similar to the Message Camera/trademark/. However, due to the Company's marketing and product positioning over the past three years the Company believes it has taken a leadership position in the marketplace. The Company has also recently become aware that there may be one or more foreign manufacturers that have employed pre-imaging messages into single-use cameras. These cameras, to the best of the Company's knowledge, are not a threat to the Company's future performance levels and the Company is unaware of any cameras being marketed domestically or internationally.

         Other companies including Eastman Kodak, Fuji, Agfa and Polaroid currently market single-use cameras. Although these companies have substantially greater financial resources than the Company, none have marketed any camera containing pre-imprinted messages onto color negative film.

LICENSES, PATENTS AND TRADEMARKS

         POLAROID LICENSE - effective November 1, 1997 the Company entered into a license agreement with the Polaroid Corporation ("Polaroid") under which the Company received a non-exclusive license to manufacture and sell single-use cameras containing pre-exposed film worldwide under Polaroid's patent for a single-use camera containing pre-exposed film. The license, which continues until the Polaroid patent expires, is terminable upon 60 days' notice by the Company at any time and calls for the payment of a royalty to Polaroid of the greater of $.30 per camera or 5% of the net selling price.

         PSI PATENT APPLICATIONS - in July 1998 the Company filed a patent application with the U.S. Patent and Trademark Office relating to new and unique methods for pre-burning a color latent image onto color negative film. In addition, in November 1998 the Company filed another patent application with the U.S. Patent and Trademark Office relating to an invention regarding an alternative method utilizing the single-use camera system to be loaded with film outside of a dark room. Although the Company believes that if these patents are issued they may be of considerable value and importance to its business, there can be no assurance that the applications will result in the issuance of a patent or patents, or that if patents are issued, whether they will provide significant proprietary protection or will be circumvented or invalidated.

         The Company has also applied for trademark registrations for the Message Camera/trademark/, Smiletime/trademark/ and Sharp Color Film/trademark/.

EMPLOYEES

         At February 1, 1999, the Company had 36 employees, 10 of whom are engaged in marketing and sales, 10 in assembly, warehousing and shipping, and 16 in management and administration. The Company's employees are not represented by a collective bargaining unit. The Company considers relations with its employees to be good.

LEGAL PROCEEDINGS

         The Company is a defendant in an action filed in the Circuit Court of Orange County, Florida in February 1998 by Keepsake, Inc. The action is for, among other things, breach of contract (failure to make royalty payments). The Company has asserted counterclaims against the plaintiff for tortious interference with contractual and advantageous business relationships, misappropriation of trade secrets, defamation, conversion and fraud and negligent misrepresentation. The Company seeks damages and injunctive relief.

         The action is at the discovery stage. No trial has been set. The Company intends to vigorously contest the plaintiff's claims and prosecute its counterclaims. While the Company believes it has a strong case, given the complexity of the issues involved, it is unable to evaluate the likelihood of a favorable or unfavorable outcome at this time. An estimate of the amount or range of potential loss or gain cannot be made at this time.

         The Company is a defendant in an action filed in the U.S. District Court for the Middle District of Florida (Orlando Division) in November 1998 by Keepsake, Inc. and Loura Dobbs. The other defendants are Walgreen Company, Party City Corp. and K-Mart Corp. The action is for, among other things, unfair competition and patent infringement. The Company intends to vigorously contest the complainants' claims.

         In December, 1998, the Company commenced an action in the Circuit Court of Palm Beach County, Florida against Keepsake, Inc., The Edge Sports, Promotional Designs, Inc., Playboy Enterprises, Inc. and Custom Camera Design. In the action, the Company is seeking damages and injunctive relief for claims of trademark infringement, tradename infringement, trade dress infringement and unfair competition arising out of the defendants' manufacture, marketing, distribution and sale of a disposable, single-use camera containing, among other things, the Company's trademark, Message Camera/trademark/, as well as the Company's tradename, PSI Industries, Inc. Defendants' responses to the complaint have not yet been served.

         In June of 1998, the Company commenced an action in the Circuit Court of Palm Beach County, Florida, against Jonathan Barash, a former employee. In the action, the Company seeks injunctive relief and damages for breach of a confidentiality agreement and misappropriation of trade secrets. As of October 30, 1998, the Company had succeeded in obtaining a temporary injunction against Mr. Barash, his agents and/or any other persons acting with him, enjoining them from using, communicating (either orally or in writing), disclosing, disseminating and misappropriating any documents, information or computer records of the Company as well as any trade secret information. Mr. Barash, his agents and/or any other persons acting with him are also enjoined from soliciting and contacting the Company's customers, distributors and sales representatives and from competing with the Company through and including May 19, 1999 and must return to the Company forthwith all originals and copies of the Company's documents and computer records.

         The Company is one of 28 respondents in an action instituted in February 1998 before the International Trade Commission by Fuji Film. The action in which Fuji alleges violation of a number of its patents seeks an import exclusion order against all of the respondents. The Company has asserted defenses of non-infringement, patent invalidity and estoppel. In November 1998 a hearing was conducted before the International Trade Commission and on February 26, 1999, the Administrative Law Judge ruled in favor of Fuji potentially eliminating the Company's use of recycled cameras. Although such ruling is not the final decision of the International Trade Commission, nor is it binding or enforceable, there can be no assurance the International Trade Commission will change such ruling. However, the Company has completed the design and development of a new 35mm camera which management believes should eliminate any potential conflict or infringement within any of the Fuji patents. Therefore, even if Fuji Film prevails, the Company believes that this will not have a material effect on the Company's business.

DESCRIPTION OF PROPERTY

         The Company currently owns an industrial building of approximately 18,000 square feet in Boca Raton, Florida. The Company maintains its principal executive and administrative offices and warehouse space at this facility. The Company financed the acquisition of the facility in January 1997 by a bank mortgage, which was refinanced in December 1998 with a new bank mortgage in the principal sum of $570,000 payable over a term of five years and bearing interest at the rate of 8% per annum. The mortgage has been guaranteed by Dominick Seminara and his wife. See "CERTAIN TRANSACTIONS".

         The Company believes that existing facilities are adequate for its needs through at least the end of 1999. Should the Company require additional space at that time, or prior thereto, it believes that such space can be secured on commercially reasonable terms and without undue operational disruption.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

         The following table sets forth the names, positions with the Company and ages of the executive officers and directors of the Company. All directors serve until the next annual meeting of the Company's shareholders or until their successors are elected and qualify. Officers are elected by the Board and their terms of office are, except to the extent governed by employment contract, at the discretion of the Board.

NAME                                       AGE         POSITION
----                                       ---         --------
Dominick M. Seminara (1)(2)                 60         Chief Executive Officer and
                                                       Chairman of the Board of Directors

Benjamin Cohen (1)                          61         President, Chief Operating Officer
                                                       and Director

Mirco Vietti                                40         Executive Vice President and
                                                       Director

NAME                                       AGE         POSITION
----                                       ---         --------
Martin D. Epstein                           47         Vice President of Finance and
                                                       Administration, Chief Financial
                                                       Officer, Treasurer, Secretary
                                                       and Director

George A. Erfurt                            54         Vice President of Sales

Richard Proodian                            59         Vice President of Operations

Lisa A. Davidson                            33         Director

Nico B.M. Letschert (2)                     44         Director

Cornelis F. Wit (1)                         52         Director

----------
(1)      Member of the Compensation Committee of the Board of Directors.

(2)      Member of the Audit Committee of the Board of Directors.

         DOMINICK M. SEMINARA was a co-founder of the Company in 1986. He has served as the Company's Chief Executive Officer and Chairman of the Board from the Company's formation. From inception to January 1997, he had also served as the Company's President. Mr. Seminara's prior business experience includes over 35 years of experience in photographic wholesale distribution, and retail and photo processing.

         BENJAMIN COHEN has served as the Company's President and Chief Operating Officer and a Director since January 1997. From 1986 through January 1997, he was the President, Chief Executive Officer and founder of Marketing Dynamics Group, a consulting company which specialized in marketing, sales enhancement programs, product development and creative services for consumer product manufacturers with a particular emphasis on the toy and gift industries. Through his consulting firm, commencing from August 1996 through December 1996, he provided consulting services to the Company. From 1985 to 1986, he was the Corporate Vice President of Marketing for Viewmaster/Ideal. From 1983 to 1985, he was the Divisional President and Senior Vice President and member of the Executive Committee of Mattel Toys. Prior to that, commencing in 1979, he was the Executive Vice President and Senior Vice President of Knickerbocker Toy Company, a division of Warner Communications.

         MIRCO VIETTI was a co-founder of the Company in 1986. He has served as the Company's Executive Vice President and a Director since its formation. He currently oversees the Company's purchasing operations for its ancillary imaging division.

         MARTIN D. EPSTEIN joined the Company in July 1998 as Vice President of Finance and Administration and Chief Financial Officer. He was also elected to the Board of Directors on July 31, 1998. Prior to that he was a Financial Officer of Technical Chemicals and Products, Inc., a manufacturer and distributor of medical diagnostic products from 1995 to 1998. From 1988 to 1995 he was Controller with Furniture Consultants, Inc., a distributor of office furniture. From 1985 to 1988 he served as Controller of FTC Communications, Inc., an international telecommunications company. Mr.

Epstein is a CPA and obtained his undergraduate degree from Brooklyn College and received his MBA in Business Administration from Dowling College.

         GEORGE A. ERFURT joined the Company in July 1997 as Vice President of Sales. Prior to that he was the President of Sunset Sales Company, a consulting company he organized which specialized in sales and marketing services. From 1991 through 1997 he served in various positions at Concord Camera Corp., most recently as Vice President of Sales and National Accounts. From 1986 to 1991 he was the Executive Vice President of Sales and Marketing of Keystone Camera Products in Clifton, New Jersey.

         RICHARD PROODIAN has been the Company's Vice President of Operations since July 1998. Prior to that he had been the Company's Chief Financial Officer since July 1997. In August 1997, he also became a member of the Board of Directors. Prior to July 1997, he served as the Company's Vice President of Finance and Operations, a position he assumed in March 1997. From 1986 through December 1996, he was a partner of the American Financial Consultants, a financial and business consulting firm he co-founded, which provides business consulting services. Through his consulting firm, commencing in August 1996, he provided consulting services to the Company. From 1983 to 1986, he served as President of Sun Dazzlers, Inc., a company he founded, which was a manufacturer of imitation stained glass products for the hobby craft market. From 1977 to 1983, he was the Vice President and General Manager of Makit & Bakit Division of Fundementions, a toy division of General Mills, which manufactured imitation stained glass products sold to the hobby, craft and toy markets. In 1995, Mr. Proodian filed a petition under Chapter 13 of the Federal Bankruptcy Laws, which proceeding is still pending.

         LISA A. DAVIDSON, a 1987 graduate of Maryland University, has served as Director of the Company since July 1987. From that date until September, 1998, she served as Senior Vice President of the Company.

         NICO B.M. LETSCHERT, a director of the Company since September 1997, is the Chief Executive Officer of Noesis Capital Corp. ("Noesis"), which specializes in corporate finance and money management. He previously served as President of Noble Investment Co. of Palm Beach, Florida, an investment banking firm. He was educated at the Dutch Institute for Banking and Finance, and is a certified financial planner and a director of Futuremedia PLC.

         CORNELIS F. WIT, a director of the Company since September 1997, is the President-Corporate Finance of Noesis. He was formerly President and CEO of DMV, Inc., the North American subsidiary of Campina Melkunie. Prior to this involvement with DMV, Mr. Wit was Vice President-International Operations with Duphar, where he was responsible for worldwide operations of its pharmaceutical division. Prior to joining Duphar, Mr. Wit was with Organon (Akzo-Pharma) as president of several different subsidiaries over a 12-year period. Mr. Wit has spent his entire career working with international companies and has extensive experience with crisis management and cross cultural negotiations. Mr. Wit has lived in eight different countries during his career and is fluent in Dutch, Spanish, Italian, English and German. He has a degree in business administration from the University of Nijenrode in the Netherlands.

         Dominick M. Seminara is Mirco Vietti's father-in-law and Lisa Davidson's father.

BOARD COMMITTEES

         The Compensation Committee will administer the Company's stock option plan and make recommendations to the full Board of Directors concerning compensation, including bonuses and incentive arrangements, of the Company's officers and key employees. The Audit Committee will review the engagement of the independent accountants and review the independence of the accounting firm, as well as review the audit and non-audit fees of the independent accountants and the adequacy of the Company's internal accounting controls.

EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

         The following table sets forth information relating to the compensation paid by the Company during the past three fiscal years to: (i) the Company's President and Chief Executive Officers; and (ii) each of the Company's executive officers who earned more than $100,000 during the fiscal year ended December 31, 1998 (collectively, the "Named Executive Officers"):

NAME AND                                                                                      OTHER ANNUAL
PRINCIPAL POSITION                          YEAR            SALARY           BONUS            COMPENSATION
------------------                          ----           --------          -----            ------------
Dominick M. Seminara,                       1998           $198,683            $0                 $16,160(1)
Chief Executive Officer                     1997           $154,356            $0                   $0
                                            1996           $126,226            $0                 $41,216(2)

Benjamin Cohen,                             1998           $160,119            $0                 $23,695(3)
President and Chief                         1997           $136,462            $0                $111,594(4)
Operating Officer

Mirco Vietti,                               1998           $177,742            $0                 $15,161(5)
Executive Vice President                    1997           $129,320            $0                   $0
                                            1996           $119,846            $0                 $44,979(6)

----------
(1) Includes $16,160 paid for Mr. Seminara for an automobile lease and related costs in 1998.

(2) Includes $29,228 in 1996 representing dividends distributed while the Company was a Subchapter S corporation. Also includes $11,988 paid for Mr. Seminara for an automobile lease and related costs in 1996.

(3) Includes $23,695 paid for Mr. Cohen for an automobile lease and related costs in 1998.

(4) Represents the amount of deferred compensation of shares of restricted stock received by Mr. Cohen that vested during 1997.

(5) Includes $15,161 paid for Mr. Vietti for an automobile lease and related costs in 1998.

(6) Includes $29,228 in 1996 representing dividends distributed while the Company was a Subchapter S corporation. Also includes $15,751 paid for Mr. Vietti for an automobile lease and related costs in 1996.

EXECUTIVE EMPLOYMENT AGREEMENTS

      Effective January 1, 1997, the Company entered into an Employment Agreement with Benjamin Cohen, whereby Mr. Cohen was employed as President and Chief Operating Officer of the Company.

The Agreement is for a term of five years and provides for an initial annual base salary of $180,000, to be increased to $250,000 upon completion of this Offering of its securities. Mr. Cohen agreed to a reduction in his salary for 1997. In connection with the Agreement, Mr. Cohen received a grant of 1,164,470 shares of restricted stock. 388,156 shares vested as of January 1, 1997, and the remaining shares vested pro-rata on a monthly basis over the period from February 1, 1997, through January 1, 1999.

      Effective July 1, 1997, the Company entered into a three-year Employment Agreement with George Erfurt. Under such agreement, Mr. Erfurt serves as the Company's Vice President of Sales and receives an annual base salary in the amount of $100,000. In addition, he is entitled to receive a sales commission of 1 1/2% on certain sales he makes of the Company's one-time-use cameras as well as a 1% override commission on all sales of one-time-use cameras. At the time of signing of the Agreement, Mr. Erfurt received 15,000 vested stock options exercisable at a price of $.15 per share, which he subsequently exercised in 1997. He is also entitled to additional options based upon certain performance standards of the Company's sales of one-time-use cameras.

STOCK OPTIONS

                        OPTION GRANTS IN LAST FISCAL YEAR

         The following table sets forth information with respect to the grant of options to purchase shares of common stock during the fiscal year ended December 31, 1998, to the named executive officers.

                                     NUMBER OF          %OF TOTAL
                                     SECURITIES         OPTIONS/SARS
                                     UNDERLYING         GRANTED TO              EXERCISE OR
                                     OPTIONS/SARS       EMPLOYEES IN            BASE PRICE       EXPIRATION
NAME                                 GRANTED (#)        FISCAL YEAR             ($/SHARES)          DATE
----                                 ------------       ------------            ------------     ----------
Dominick M. Seminara                       0                   0                     0                  0

Benjamin Cohen                             0                   0                     0                  0

Mirco Vietti                               0                   0                     0                  0

1996 STOCK OPTION PLAN

         In March of 1996, as amended in January 1999 and February 1999, the Board of Directors adopted and the stockholders approved the 1996 Stock Option Plan (the "Plan"). The Plan will work to increase the employees', board of advisors, consultants' and non-employee directors' proprietary interest in the Company and to align more closely their interests with the interests of the Company's stockholders. The Plan will also maintain the Company's ability to attract and retain the services of experienced and highly qualified employees and non-employee directors.

         Under the Plan, the Company has reserved an aggregate of 3,500,000 shares of Common Stock for issuance pursuant to options granted under the Plan ("Plan Options"). The Board of Directors or a Committee of the Board of Directors (the "Committee") of the Company will administer the Plan, including, without limitation, the selection of the persons who will be granted Plan Options under the Plan, the type of Plan Options to be granted, the number of shares subject to each Plan Option and the Plan Option price.

         Plan Options granted under the Plan may either be options qualifying as incentive stock options ("Incentive Options") under Section 422 of the Internal Revenue Code of 1986, as amended, or options that do not so qualify ("Non-Qualified Options"). In addition, the Plan also allows for the inclusion of a reload option provision ("Reload Option"), which permits an eligible person to pay the exercise price of the Plan Option with shares of Common Stock owned by the eligible person and receive a new Plan Option to purchase shares of Common Stock equal in number to the tendered shares. Any Incentive Option granted under the Plan must provide for an exercise price of not less than 100% of the fair market value of the underlying shares on the date of such grant, but the exercise price of any Incentive Option granted to an eligible employee owning more than 10% of the Company's Common Stock must be at least 110% of such fair market value as determined on the date of the grant. The term of each Plan Option and the manner in which it may be exercised is determined by the Board of Directors or the Committee, provided that no Plan Option may be exercisable more than 10 years after the date of its grant and, in the case of an Incentive Option granted to an eligible employee owning more than 10% of the Company's Common Stock, no more than five years after the date of the grant. The exercise price of Non-Qualified Options shall be determined by the Board of Directors or the Committee.

         The per share purchase price of shares subject to Plan Options granted under the Plan may be adjusted in the event of certain changes in the Company's capitalization, but any such adjustment shall not change the total purchase price payable upon the exercise in full of Plan Options granted under the Plan.

         Officers, directors, key employees and consultants of the Company and its subsidiaries (if applicable in the future) will be eligible to receive Non-Qualified Options under the Plan. Only employees of the Company who are employed by the Company or by any subsidiary thereof are eligible to receive Incentive Options.

         All Plan Options are non-assignable and non-transferable, except by will or by the laws of descent and distribution, and during the lifetime of the optionee, may be exercised only by such optionee. If an optionee's employment is terminated for any reason, other than his death or disability or termination for cause, or if an optionee is not an employee of the Company but is a member of the Company's Board of Directors and his service as a Director is terminated for any reason, other than death or disability, the Plan Option granted to him shall lapse to the extent unexercised on the earlier of the expiration date or 30 days following the date of termination. If the optionee dies during the term of his employment, the Plan Option granted to him shall lapse to the extent unexercised on the earlier of the expiration date of the Plan Option or the date one year following the date of the optionee's death. If the optionee is disabled, the Plan Option granted to him lapses to the extent unexercised on the earlier of the expiration date of the option or one year following the date of such disability.

         The Board of Directors or the Committee may amend, suspend or terminate the Plan at any time, except that no amendment shall be made which (i) increases the total number of shares subject to the Plan, or (ii) changes the definition of an Eligible Person under the Plan.

         As of February 1, 1999, 1,428,783 Plan Options have been granted pursuant to the Plan, all of which were vested as of the date of grant and of which 2,100 Plan Options have been forfeited by the optionee's termination from employment with the Company. As of the same date, 1,379,633 options had been exercised.

OPTION EXERCISES AND HOLDINGS

         The following table sets forth information with respect to the exercise of options to purchase shares of Common Stock during the fiscal year ended December 31, 1998 to the named executive officers and the unexercised options held as of the end of the 1998 fiscal year.

                                Aggregated Option/SAR Exercises in Last Fiscal Year
                                    and 1998 Fiscal Year-End Option/SAR Values

                                                             NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                                 UNDERLYING               IN-THE-MONEY OPTIONS/
                             SHARES                           UNEXERCISED OPTION            SARS AT 1997 FISCAL
                            ACQUIRED           VALUE          AT 1997 FISCAL YEAR              YEAR END ($)
                           ON EXERCISE      REALIZED(1)      END (#) EXERCISABLE/              EXERCISABLE/
                              (#)               ($)              UNEXERCISABLE                UNEXERCISABLE
                           -----------      -----------      --------------------         ----------------------
Dominick M. Seminara          0                  0                   None                          0

Benjamin Cohen                0                  0                   None                          0

Mirco Vietti                  0                  0                   None                          0

----------
(1) Based on the Company's determination of fair market value of the purchased shares on the option exercise date less the exercise price paid for the shares.

LONG-TERM INCENTIVE PLANS - AWARDS IN LAST FISCAL YEAR

                                                                            ESTIMATED FUTURE PAYOUTS UNDER
                           NUMBER OF SHARES     PERFORMANCE OR               NON-STOCK PRICE-BASED PLANS
                            UNITS OR OTHER    OTHER PERIOD UNTIL        ------------------------------------
                                RIGHTS           MATURATION OR          THRESHOLD      TARGET        MAXIMUM
                                  (#)                PAYOUT               ($OR #)      ($OR #)       ($OR #)
                           ----------------   ------------------        ---------      -------       -------
Dominick M. Seminara              0                   0                     0            0                0

Benjamin Cohen                    0                   0                     0            0                0

Mirco Vietti                      0                   0                     0            0                0

                              CERTAIN TRANSACTIONS

         In 1992, the Company advanced the sum of $138,098 to Photoline Partners, a general partnership comprised of Dominick Seminara, Carol Seminara, his wife, Mirco Vietti, his son-in-law, Deborah Vietti, his daughter and Mr. Vietti's wife, and Lisa Davidson, his daughter (collectively the

"Shareholders"). In 1996, as distributions for the period during which the Company was a Subchapter S corporation, the aggregate additional sum of $117,138 was distributed to the Shareholders.

         On January 1, 1997, in connection with the issuance of shares to the Company's new President, Benjamin Cohen, the Shareholders sold an aggregate of 1,164,470 shares to the Company at a purchase price of $.15 per share. The purchase price for the redeemed shares was paid by the Company's forgiveness and cancellation of the promissory note to Photoline Partners and the forgiveness of the sum of $36,572 of advances due to the corporation by the Shareholders.

         In 1996 and 1997, the Company made certain advances and paid certain expenses to Dominick Seminara, Benjamin Cohen, Mirco Vietti and Lisa Davidson. As of December 31, 1997, the aggregate of these advances which represent loans payable to the Company totalled $362,681. The amount of each of these officers' loan accounts as of December 31, 1997 was $152,462 for Mr. Seminara, $86,698 for Mr. Cohen, $83,970 for Mr. Vietti, and $39,551 for Mrs. Davidson. Although the loans are due on demand, the Company does not currently intend to demand repayment prior to the Effective Date.

         The mortgage on the building owned by the Company has been personally guaranteed by Dominick Seminara and Carol Seminara. In connection with the provision of the guaranty to the bank, the Company and the guarantors entered into an agreement under the terms of which the Company agreed to a transfer of the property to guarantors in the event that the guarantors are required to repay the mortgage to the bank. See "DESCRIPTION OF PROPERTY".

                             PRINCIPAL STOCKHOLDERS

         The following table sets forth, as of the date of this Prospectus and as adjusted to reflect the sale of the Units offered hereby, certain information with respect to the beneficial ownership of the Company's Common Stock by (i) each person known by the Company to own beneficially five percent (5%) or more of the outstanding Common Stock, (ii) each director of the Company, (iii) the executive officers of the Company, and (iv) all directors and officers as a group.

                                                                                     PERCENTAGE OF SHARES
                                               NUMBER OF SHARES                  ---------------------------
NAME AND ADDRESS OF                            OF COMMON STOCK                   BEFORE             AFTER
BENEFICIAL OWNERS (1)(2)                       BENEFICIALLY OWNED                OFFERING        OFFERING(3)
------------------------                       ------------------                --------        -----------
Dominick M. Seminara (4)                           2,175,606                      20.5%

Benjamin Cohen                                     1,126,970                      10.6%

Mirco Vietti (5)                                   2,386,605                      22.5%

Carol J. Seminara (6)                              2,175,606                      20.5%

Lisa A. Davidson                                     870,970                       8.2%

                                                                                     PERCENTAGE OF SHARES
                                               NUMBER OF SHARES                  ---------------------------
NAME AND ADDRESS OF                            OF COMMON STOCK                   BEFORE             AFTER
BENEFICIAL OWNERS (1)(2)                       BENEFICIALLY OWNED                OFFERING        OFFERING(3)
------------------------                       ------------------                --------        -----------
Deborah A. Vietti (7)                              2,386,605                      22.5%
2599 N.W. 63rd Street
Boca Raton, Florida 33496

Richard Proodian                                      50,000                          *

George Erfurt                                         15,000                          *

Nico B.M. Letschert (8)                              202,777                       1.9%
1801 Clint Moore Road
Suite 100
Boca Raton, Florida 33487

Cornelis F. Wit                                           --                          *
1801 Clint Moore Road

Suite 100
Boca Raton, Florida 33487

Martin Epstein (9)                                    25,000                          *

All Executive Officers and Directors               6,852,928                      63.1%
as a Group (9 persons)

----------
 *       Less than 1%

(1) Unless otherwise indicated below, the persons in the table above have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to community property laws where applicable. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date of this Prospectus upon the exercise of options. Each person's percentage of ownership is determined by assuming that any options held by such person have been exercised.

(2) Unless otherwise indicated below, the address of each person is c/o the Company at 1160 B South Rogers Circle, Boca Raton, Florida 33487.

(3) For the purposes of this calculation, the number of shares of Common Stock outstanding have been deemed to include shares of Common Stock issuable upon conversion of the Series C Preferred Stock which are included in the Units which are the subject of the Offering.

(4) Includes 984,469 shares held by Carol Seminara, Mr. Seminara's wife, as to which Mr. Seminara disclaims beneficial ownership.

(5) Includes 1,001,719 shares held of record by Deborah Vietti, Mr. Vietti's wife, as to which Mr. Vietti disclaims beneficial ownership and 183,166 shares held jointly with his wife.

(6) Includes 1,191,137 shares held by Dominick Seminara, her husband, as to which Mrs. Seminara disclaims beneficial ownership.

(7) Includes 1,201,720 shares held by Mirco Vietti, her husband, as to which Mrs. Vietti disclaims beneficial ownership and 183,166 shares held jointly with her husband.

(8) Includes 202,777 shares underlying warrants issued to Noesis Capital Corp., the placement agent of the Company's 1997 private offering. Mr. Letschert is the beneficial holder of a majority interest in Noesis Capital Corp.

(9) Includes 25,000 shares of Common Stock underlying immediately exercisable options.


                            DESCRIPTION OF SECURITIES

UNITS

         Each of the Units offered hereby at $6.00 per Unit consists of one share of Series C Preferred Stock and one Series II Warrant. The Series C Preferred Stock and Series II Warrants are detachable and may trade separately 30 days following the Effective Date or on such earlier date as may be determined by the Underwriter in its sole discretion. Should the Series II Warrants be exercised, of which there is no assurance, the Company will receive the proceeds therefrom, aggregating up to an additional $_______.

COMMON STOCK

         The authorized Common Stock of the Company consists of 60,000,000 shares of Common Stock, $.0001 par value per share. Immediately prior to the date of this Prospectus, there were approximately _________ stockholders of record of the Company. Holders of the Common Stock do not have preemptive rights to purchase additional shares of Common Stock or other subscription rights. The Common Stock carries no conversion rights and is not subject to redemption or to any sinking fund provisions. All shares of Common Stock are entitled to share equally in dividends from sources legally available therefor when, as and if declared by the Board of Directors and, upon liquidation or dissolution of the Company, whether voluntary or involuntary, to share equally in the assets of the Company available for distribution to stockholders. All outstanding shares of Common Stock are validly authorized and issued, fully paid and nonassessable, and all shares to be sold and issued as contemplated hereby, will be validly authorized and issued, fully paid and nonassessable. The Board of Directors is authorized to issue additional shares of Common Stock, not to exceed the amount authorized by the Company's Articles of Incorporation, and to issue options and warrants for the purchase of such shares, on such terms and conditions and for such consideration as the Board may deem appropriate without further stockholder action. The above description concerning the Common Stock of the Company does not purport to be complete. Reference is made to the Company's Articles of Incorporation and By-laws which are available for inspection upon proper notice at the Company's offices, as well as to the applicable statutes of the State of Florida for a more complete description concerning the rights and liabilities of stockholders.

         Each holder of Common Stock is entitled to one vote per share on all matters on which such stockholders are entitled to vote. Since the shares of Common Stock do not have cumulative voting rights, the holders of more than fifty percent (50%) of the shares voting for the election of directors can elect all the directors if they choose to do so and, in such event, the holders of the remaining shares will not be able to elect any person to the Board of Directors.

PREFERRED STOCK

GENERAL

         The authorized Preferred Stock of the Company consists of 2,500,000 shares of Preferred Stock, $.0001 par value per share. Immediately prior to the date of this Prospectus, there were 48,666.65 shares of Series A Convertible Preferred Stock, 15,022 shares of Series B Convertible Preferred Stock and no shares of Series C Preferred Stock issued and outstanding.

         Up to 2,436,311.35 additional shares of Preferred Stock may be issued from time to time in one or more series and the Board of Directors, without further approval of the stockholders, is authorized to fix the dividend rights and terms, conversion rights, voting rights, redemption rights, liquidation preferences and other rights and restrictions relating to any such series. The issuances of additional shares of Preferred Stock, while providing flexibility in connection with possible financings, acquisitions and other corporate purposes, could, among other things adversely affect the voting power of the holders of other securities of the Company and may, under certain circumstances, have the effect of deterring hostile takeovers or delaying changes in control or management of the Company.

SERIES C CONVERTIBLE PREFERRED STOCK

         The terms and conditions of the 1,000,000 shares of Series C Preferred Stock included in the Units are set forth in a Certificate of Designations and Preferences which is being filed as an exhibit to the Registration Statement of which this Prospectus is a part. Each share of Series C Preferred Stock shall be automatically converted without any action on the part of the Company or the holder thereof into ____ shares of Common Stock on the second anniversary of the Effective Date. The conversion price is equal to (i) 80% of the average bid price of the Common Stock for the 20 trading days prior to the Effective Date, which resulting number shall in no event be less than $1.25, divided into (ii) the offering price of $5.75 per share of Series C Preferred Stock. No fractional shares of Common Stock shall be issued upon conversion of the Series C Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded up to the nearest whole share. Annual dividends on the Series C Preferred Stock in respect of the two year period prior to conversion will be at the rate of $0.115 per share. Such dividends shall be payable in cash or shares of Common Stock at the option of the Company. Holders of Series C Preferred Stock will be entitled to one vote for each share of Common Stock into which such Preferred Stock is convertible. Each share of Series C Preferred Stock will be entitled to a liquidation preference equal to $5.75 per share.

SERIES A CONVERTIBLE PREFERRED STOCK

         The holders of Series A Convertible Preferred Stock (the "Series A Preferred Stock") are entitled to such number of votes as are equal to the number of shares into which their holdings of Series A Preferred Stock are convertible (initially 12). The holders of Series A Preferred Stock vote, together with the holders of Common Stock, as a member of a single class. There is no cumulative voting with respect to election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors then up for election.

         The holders of the Series A Preferred Stock are entitled to a cumulative annual dividend of $1.50 per share, payable semi-annually in cash on July 1 and January 1 of each year, with the first dividend payment paid January 1, 1998. The Series A Preferred Stock are convertible into 12 shares of Common Stock at any time. The conversion price shall be subject to the following adjustment: in the event that the average of the Company's earnings per share for its 1997 and 1998 fiscal years, on a fully diluted basis, as reflected on the Company's audited financial statements for each of these fiscal years (the "Average EPS"), is less than $.20 per share, then the conversion price shall be reduced to a number that equals 15 times the Average EPS, except that in no event shall it be reduced to a price that is lower than $2.50. In recognition of the fact that the agreed upon adjustment based on the Average EPS will clearly need to be made, the Company agreed in November 1998 to adjust the price to $2.50. The shares of Series A Preferred Stock also have certain anti-dilution protection and there shall be appropriate adjustments in the conversion price and/or number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock in the event of stock dividends, stock-splits, recapitalizations and sales of shares of Common Stock at a price that is below the then current conversion price if there is a decrease in the Company's tangible book value per share.

         At any time after one year from the date of issuance of the Series A Preferred Stock, the Company can require that all outstanding shares of Series A Preferred Stock be automatically converted at the conversion price then in effect if at the time: (i) the closing bid price of the Company's Common Stock has exceeded $7.50 per share for a period of 20 consecutive trading days, (ii) the Company's Common Stock has been listed on NASDAQ or another national securities exchange and (iii) a registration statement covering the shares of Common Stock issuable upon conversion of the Series A Preferred Stock has been filed with the Securities and Exchange Commission and declared effective.

         In the event of liquidation, dissolution or winding up of the Company, the holders of the Series A Preferred Stock are entitled to share ratably with all other holders of preferred stock (of all series outstanding) and all assets remaining available for distribution after payment of liabilities, but before any payments are made to the holders of Common Stock, up to $30 per share, plus any accrued but unpaid dividends.

         The holders of the Series A Preferred Stock have "piggy-back" registration rights which entitles them to have their shares included in any registration statement (other than in connection with a merger or pursuant to Forms S-8 or S-4) any time until December 31, 2000. In addition, the holders of the Series A Preferred Stock acting by a majority in interest, have the right on one occasion at any time after one year after the date of issuance of the Preferred Stock to require the Company to register their shares.

SERIES B CONVERTIBLE PREFERRED STOCK

         The holders of the Series B Convertible Preferred Stock (the "Series B Preferred Stock") do not have any voting rights, except as otherwise provided by the laws of the State of Florida. They do not receive any dividends on their shares. Each share of Series B Preferred Stock is convertible into 11.1 shares of Common Stock at any time. The shares of Series B Preferred Stock also have certain anti-dilution protection and there shall be appropriate adjustments in the conversion price and/or number of shares of the Common Stock issuable upon conversion of the Series B Preferred Stock in the event of stock dividends, stock splits and recapitalizations. In the event of liquidation, dissolution or winding up of the Company, the holders of Series B Preferred Stock are entitled to share ratably with all other holders of preferred stock (of all series outstanding) and all assets remaining available for distribution after payment of liabilities, but before any payments are made to holders of Common Stock, up to $100 per share.

COMMON STOCK PURCHASE WARRANTS

         In connection with the completion of the Company's private placement offering in December of 1997, the Company issued to the placement agent common stock purchase warrants to purchase 202,777 shares of Common Stock. The warrants are exercisable at a purchase price of $3.00 per share at any time subsequent to December 30, 1998 and prior to December 30, 2002. In the event that the average of the Company's earnings per share for its fiscal years of 1997 and 1998, on a fully diluted basis (the "Average EPS"), is less than $.20 per share, the exercise price shall be reduced to a number that equals 15 times the Average EPS, provided that in no event shall the exercise price be reduced below $2.50. In November 1998, the Company agreed to a reduction of the exercise price to $2.50 and to a further reduction in February 1999 to $1.50. In February 1999, the Company agreed to extend the expiration date until December 30, 2003.

SERIES II WARRANTS

         The Series II Warrants shall be exercisable commencing one year from the Effective Date. Each Series II Warrant entitles the holder to purchase during the four year period commencing one year from the Effective Date one share of Common Stock at an exercise price of 115% of the average bid price for the 20 trading days prior to the Effective Date. The Common Stock underlying the Warrants will, upon exercise of the Warrants, be validly issued, fully paid and nonassessable. The Series II Warrants will be subject to redemption by the Company, at any time after one year from the Effective Date, for $.05 per Warrant, upon 30 days' prior written notice, if the closing bid price of the Common Stock, as reported by the exchange on which the Company's Common Stock is traded, exceeds 170% of the closing bid price of the Common Stock on the Effective Date ($ _____ per share) for any 20 consecutive trading days ending within ten days prior to the date of the notice of redemption.

         The Series II Warrants can only be exercised when there is a current effective registration statement covering the shares of Common Stock underlying the Series II Warrants. If the Company does not or is unable to maintain a current effective registration statement the Series II Warrant holders will be unable to exercise the Series II Warrants and the Series II Warrants may become valueless. Moreover, if the shares of Common Stock underlying the Series II Warrants are not registered or qualified for sale in the state in which a Series II Warrant holder resides, such holder might not be permitted to exercise the Series II Warrants. See "Risk Factors--Requirements of Current Prospectus and State Blue Sky Registration in Connection with the Exercise of the Series II Warrants Which May Not Be Exercisable and May Therefore Be Valueless".

         The Company will deliver Series II Warrant certificates to the purchasers of Units representing one Series II Warrant for each Unit purchased. Thereafter, Series II Warrant certificates may be exchanged for new certificates of different denominations, and may be exercised or transferred by presenting them at the offices of the Transfer Agent. Holders of the Series II Warrants may sell the Series II Warrants if a market exists rather than exercise them. However, there can be no assurance that a market will develop or continue as to such Series II Warrants. If the Company is unable to qualify its Common Stock underlying such Series II Warrants for sale in certain states, holders of the Company's Series II Warrants in those states will have no choice but to either sell such Series II Warrants or allow them to expire.

         Each Series II Warrant may be exercised by surrendering the Series II Warrant certificate, with the form of election to purchase on the reverse side of the Series II Warrant certificate properly completed and executed, together with payment of the exercise price to the Series II Warrant Agent.

The Series II Warrants may be exercised in whole or from time to time in part. If less than all of the Series II Warrants evidenced by a Series II Warrant certificate are exercised, a new Series II Warrant certificate will be issued for the remaining number of Series II Warrants.

         Holders of the Series II Warrants are protected against dilution of the equity interest represented by the underlying shares of Common Stock upon the occurrence of certain events, including, but not limited to, issuance of stock dividends other than dividends paid in respect of the Series C Preferred Stock. If the Company merges, reorganizes or is acquired in such a way as to terminate the Series II Warrants, the Series II Warrants may be exercised immediately prior to such action. In the event of liquidation, dissolution or winding up of the Company, holders of the Series II Warrants are not entitled to participate in the Company's assets.

         For the life of the Series II Warrants, the holders thereof are given the opportunity to profit from a rise in the market price of the Common Stock of the Company. The exercise of the Series II Warrants will result in the dilution of the then book value of the Common Stock of the Company held by the public investors and would result in a dilution of their percentage ownership of the Company. The terms upon which the Company may obtain additional capital may be adversely affected through the period that the Series II Warrants remain exercisable. The holders of these Series II Warrants may be expected to exercise them at a time when the Company would, in all likelihood, be able to obtain equity capital on terms more favorable than those provided for by the Series II Warrants.

         Because the Series II Warrants included in the Units being offered hereby may be transferred, it is possible that the Series II Warrants may be acquired by persons residing in states where the Company has not registered, or is not exempt from registration such that the shares of common stock underlying the Series II Warrants may not be sold or transferred upon exercise of the Series II Warrants. Series II Warrant holders residing in those states would have no choice but to attempt to sell their Series II Warrants or to let them expire unexercised. Also, it is possible that the Company may be unable, for unforeseen reasons, to cause a registration statement covering the shares underlying the Series II Warrants to be in effect when the Series II Warrants are exercisable. In that event, the Series II Warrants may expire unless extended by the Company as permitted by the Series II Warrant because a registration statement must be in effect in order for warrant holders to exercise their Series II Warrants.

         In the event that the Series II Warrants are called for redemption, the Series II Warrant holders may not be able to exercise their Series II Warrants if the Company has not updated this Prospectus in accordance with the requirements of the Act or these securities have not been qualified for sale under the laws of the state where the Series II Warrant holder resides. See "Requirements of Current Prospectus and State Blue Sky Registration in Connection with the Exercise of the Series II Warrants Which May Not Be Exercisable and May Therefore Be Valueless". In addition, in the event that the Series II Warrants have been called for redemption, such call for redemption could force the Series II Warrant holder to either (i) assuming the necessary updating to the Prospectus and state blue sky qualifications have been effected, exercise the Series II Warrants and pay the exercise price at a time when, in the event of a decrease in market price from the period preceding the issuance of the call for redemption, it may be less than advantageous economically to do so, or (ii) accept the redemption price, which, in the event of an increase in the price of the stock, could be substantially less than the market value thereof at the time of redemption.

TRANSFER AGENT AND REGISTRAR

         The transfer agent and registrar for the securities of the Company is Florida Atlantic Stock Transfer, Inc., 7130 Nob Hill Road, Tamarac, Florida 33321, telephone number (954) 776-4954.

                   RESTRICTED SHARES ELIGIBLE FOR FUTURE SALE

         There are currently ________ shares of the Company's outstanding Common Stock that are "restricted securities" which in the future, may be sold upon compliance with Rule 144 adopted under the Securities Act. Rule 144, as amended, provides, in essence, that a person holding "restricted securities" which trade on the OTC Bulletin Board, for a period of one year may sell every three months a number of shares equal to one percent of the Company's issued and outstanding shares. The amount of "restricted securities" which a person who is not an affiliate of the Company may sell is not so limited, since non-affiliates may sell without volume limitation their shares held for two years. Therefore, during each three month period, a holder of restricted securities who has held them for at least the one year period may sell under Rule 144. Non-affiliated persons who hold for the two-year period described above may sell unlimited shares once their holding period is met. All of the executive officers of the Company have agreed not to sell their shares of Common Stock for a period of 12 months from the consummation of the Offering, except for 750,000 shares of Common Stock subject to a three-year lock-up, without the Representative's prior written consent. Should the Company fail to achieve at least 80% of its pre-tax net income projections for any of the next three fiscal years the 750,000 shares will be cancelled. The pre-tax net income projections for 1999, 2000 and 2001 are $3,005,349, $5,442,021 and $7,835,339, respectively.

REPORTS TO SECURITYHOLDERS

         The Company will furnish to holders of its Units, Series C Preferred Stock, Common Stock and Series II Warrants annual reports containing audited financial statements. The Company may issue other unaudited interim reports to its securityholders as it deems appropriate.

                                  UNDERWRITING

         Subject to the terms and conditions of the Underwriting Agreement, a copy of which is filed as an exhibit to the Registration Statement of which this Prospectus is a part, the Underwriter has agreed to purchase from the Company 800,000 Units offered hereby on a "firm commitment" basis, if any are purchased. The Underwriter has advised the Company that it proposes to offer the Units to the public at $6.00 per Unit as set forth on the cover page of this Prospectus and that it may allow to certain dealers who are NASD members, and such dealers may reallow, concessions not to exceed $_______ per Unit. After the initial public offering, the public offering price, concession and reallowance may be changed by the Underwriter.

         The Company has granted an option to the Underwriter, exercisable during the 30-day period from the date of this Prospectus, to purchase an additional 15% of the total Units offered to the public at the offering price, less the underwriting discount, to cover over-allotments, if any.

         The Underwriting Agreement provides for reciprocal indemnification between the Company and the Underwriter against certain liabilities in connection with the Registration Statement, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities

Act may be provided to officers, directors or persons controlling the Company, the Company has been informed that in the opinion of the Commission, such indemnification is against public policy and is therefore unenforceable.

         The Company has agreed to pay to the Underwriter a non-accountable expense allowance of three percent (3%) of the aggregate offering price of the Units offered hereby, including any Units purchased pursuant to the Over-Allotment Option. The Underwriter's Expenses in excess of the stated expense allowance will be borne by the Underwriter. To the extent that the expenses of the Underwriter are less than the stated expense allowance, the difference may be deemed compensation to the Underwriter in addition to the sales commission payable to the Underwriter. The Company has agreed to pay to the Underwriter, upon the closing of this Offering, a fee in the amount of $100,000 in respect of advisory services to be provided by the Underwriter to the Company over a one-year period. The Company has already paid $50,000 of such fees.

         The Company has agreed to grant to the Underwriter, or its designees an option ("Underwriter's Purchase Option") to purchase up to an aggregate of 80,000 Units. The Underwriter's Purchase Option shall be exercisable during the four-year period commencing one (1) year after the Effective Date and will provide for a demand registration right in favor of the Underwriter. The Underwriter's Purchase Option may not be assigned, transferred, sold or hypothecated by the Underwriter after the Effective Date of this Prospectus, except to officers or partners of the Underwriter or of selling group members in this offering. Any profits realized by the Underwriter upon the sale of the Securities issuable upon exercise of the Underwriter's Unit Purchase Option may be deemed to be additional underwriting compensation. The exercise price of the Units issuable upon exercise of the Underwriter's Unit Purchase Option during the period of excercisability shall be not less than 165% of the initial public offering prices of such Units. The exercise price of the Underwriter's Purchase Option and the number of Units covered thereby are subject to adjustment in certain events to prevent dilution. For the life of the Underwriter's Purchase Option, the holders thereof are given, at a nominal cost, the opportunity to profit from a rise in the market price of the Company's shares and warrants with a resulting dilution in the interest of other shareholders. The Company may find it more difficult to raise capital for its business if the need should arise while the Underwriter's Unit Purchase Option is outstanding. At any time when the holders of the Underwriter's Purchase Option might be expected to exercise it, the Company would probably be able to obtain additional capital on more favorable terms.

         The Company will also pay a warrant solicitation fee to the Underwriter equal to four percent (4%) of the exercise price of the Series II Warrants on all Warrants exercised (excluding Warrants exercised by the Underwriter or certain affiliates of the Company), subject to the Underwriter's compliance with the rules and regulations of the National Association of Securities Dealers ("NASD"). In accordance with NASD Notice to Members 81-38, no warrant solicitation fee shall be paid (i) upon exercise where the market price of the underlying Common Stock is lower than the exercise price; (ii) for the exercise of warrants held in any discretionary account; (iii) upon the exercise of warrants where disclosure of compensation arrangements has not been made in documents provided to customers both as part of the original offering and at the time of exercise; and (iv) upon the exercise of warrants in unsolicited transactions. The broker-dealer to receive the warrant solicitation fee must be designated, in writing, as the soliciting broker. See "Risk Factors -- Exercise of Series II Warrants May Have Dilutive Effect on Market and Underwriter's Influence on the Market May Have Adverse Consequences".

         If the Company enters into a merger, acquisition, joint venture and/or other capital business transaction for the Company with another party introduced to the Company by the Underwriter within a five year period following the Effective Date, the Company has agreed to pay the Underwriter a fee equal to five percent of the first $3 million of consideration involved in the transaction, four percent of the next $3 million, three percent of the next $2 million, two percent of the next $2 million and one percent of the excess, if any, over $10 million.

DETERMINATION OF PUBLIC OFFERING PRICE

         Prior to this offering, there has been no public market for the Units, Series C Preferred Stock and Series II Warrants. The Common Stock is listed on the OTC Bulletin Board. The rate at which the Series C Preferred Stock is convertible into Common Stock is equal to (i) 80% of the average bid price of the Common Stock for the 20 trading days prior to the Effective Date, which resulting number shall in no event be less than $1.25, divided into (ii) the offering price of $5.75 per share of Series C Preferred Stock. The exercise price of the Series II Warrants equals 115% of the average bid price for the 20 trading days prior to the Effective Date. The method for setting both the conversion rate of the Series C Preferred Stock and the exercise price of the Series II Warrants was the product of negotiations between the Company and the Underwriter. Among the factors considered in the negotiations were the market price of the Company's Common Stock, an analysis of the areas of activity in which the Company is engaged, the present state of the Company's business, the Company's financial condition, the Company's prospects, an assessment of management, the general condition of the securities market at the time of this offering and the demand for similar securities of comparable companies.

                                  LEGAL MATTERS

         The validity of the issuance of the securities offered hereby will be passed upon for the Company by Atlas, Pearlman, Trop & Borkson, P.A., Fort Lauderdale, Florida. Certain legal matters will be passed upon for the Underwriter by Sonfield & Sonfield, Houston, Texas.

                                     EXPERTS

         The financial statements of the Company appearing in this Prospectus have been audited by Feldman Sherb Ehrlich & Co., P.C., independent certified public accountants to the extent and for the periods set forth in their report appearing elsewhere herein, and are included in reliance upon such report given upon the authority of said firm as experts in accounting and auditing.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                  PAGE
                                                                  ----

Independent Auditors Report....................................... F-2

Consolidated Balance Sheets....................................... F-3

Consolidated Statements of Operations............................. F-4

Consolidated Statements of Stockholders' Equity................... F-5

Consolidated Statements of Cash Flows............................. F-6

Notes to Consolidated Financial Statements........................ F-8

                           INDEPENDENT AUDITORS REPORT


To the Board of Directors of
PSI Industries, Inc.

         We have audited the accompanying consolidated balance sheets of PSI Industries, Inc. (the "Company") as of December 31, 1997, and 1996, the related consolidated statements of operations, stockholders equity and cash flows for the years then ended. These financial statements are the responsibility of the Companys management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of PSI Industries, Inc. as of December 31, 1997, and 1996, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.




                                     /s/ Feldman Sherb Ehrlich & Co., P.C.
                                     Feldman Sherb Ehrlich & Co., P.C.
                                     Certified Public Accountants


New York, New York
September 22, 1998
  except for Note 11 as to which
  the date is February 26, 1999

                              PSI Industries, Inc.
                           Consolidated Balance Sheets

                                                                             SEPTEMBER 30,                  DECEMBER 31,
                                                                              ------------       -------------------------------
                                                                                  1998                1997              1996
                                                                              ------------       ------------       ------------
                                                                              (UNAUDITED)
ASSETS
CURRENT ASSETS:
  Cash                                                                        $     96,388       $    224,680       $    242,982
  Accounts receivable, net of allowance for doubtful
    accounts of $170,297  in 1998, $138,142 in 1997
    and $107,659 in 1996                                                         4,631,121          4,479,636          1,681,812
  Inventories                                                                   10,173,459          5,774,263          6,719,457
  Deferred income taxes                                                             25,708             25,708             67,295
  Prepaid expenses and other current assets                                        450,069            272,200            338,019
  Notes receivable from and advances to related parties                            401,594               --                 --
                                                                              ------------       ------------       ------------
    Total current assets                                                        15,778,339         10,776,487          9,049,565

  Notes receivable from and advances to related parties                               --              380,613            255,236
  Property and equipment, net                                                    1,464,669          1,355,501            338,084
  Investment in H & G Venture, Inc.                                                   --                 --              706,455
  Deferred income taxes                                                               --                 --               27,123
  Other assets                                                                     254,608            624,466            172,003
                                                                              ------------       ------------       ------------
    Total assets                                                              $ 17,497,616       $ 13,137,067       $ 10,548,466
                                                                              ============       ============       ============
LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Trade accounts payable                                                      $  3,605,392       $  1,984,426       $  3,611,687
  Accrued expenses                                                                 587,720            241,460            126,702
  Line of credit                                                                 6,917,226          7,103,984          3,855,029
  Current portion of long-term notes payable                                        43,900             22,682             26,841
                                                                              ------------       ------------       ------------
    Total current liabilities                                                   11,154,238          9,352,552          7,620,259

Deferred income taxes                                                               25,708             25,708            110,292
Long-term notes payable                                                            577,993            517,196            527,550

STOCKHOLDERS' EQUITY:
  Common Stock, $.0001 par value - 20,000,000 shares
    authorized, 8,910,743, 8,836,943 and 7,767,610 shares issued
    and outstanding in 1998, 1997 and 1996, respectively                               891                884                777
  Convertible Preferred Stock - Series A, $.0001 par value,
    200,000 shares authorized, 48,667 shares issued and
    outstanding, $1,460,010 liquidation value                                            5                  5               --
  Convertible Preferred Stock - Series B, $.001 par value,
    20,000 shares authorized, 15,022 shares issued and
    outstanding, $1,502,200 liquidation value                                           15               --                 --
  Additional paid-in capital                                                     4,151,771          2,512,925            989,494
  Deferred compensation                                                            (19,409)           (63,076)              --
  Stock subscription receivable                                                    (60,747)           (60,747)              --
  Retained earnings                                                              1,667,151            851,620          1,300,094
                                                                              ------------       ------------       ------------
    Total stockholders' equity                                                   5,739,677          3,241,611          2,290,365
                                                                              ------------       ------------       ------------
     Total liabilities and stockholders' equity                               $ 17,497,616       $ 13,137,067       $ 10,548,466
                                                                              ============       ============       ============

                       See notes to financial statements.

                              PSI Industries, Inc.
                     Consolidated Statements of Operations

                                                        NINE MONTHS ENDED SEPTEMBER           YEAR ENDED DECEMBER 31,
                                                      ------------      ------------      ------------------------------
                                                          1998              1997              1997              1996
                                                      ------------      ------------      ------------      ------------
                                                       (UNAUDITED)        (UNAUDITED)
Net sales                                             $ 21,029,453      $ 17,025,282      $ 23,976,069      $ 14,055,252
Cost of sales                                           15,857,508        12,620,580        19,179,005        10,628,676
                                                      ------------      ------------      ------------      ------------
Gross profit                                             5,171,945         4,404,702         4,797,064         3,426,576

Selling, general and administrative expenses             3,432,734         3,176,898         4,251,152         2,517,044
Product development costs                                   71,240           122,152           408,486           416,177
                                                      ------------      ------------      ------------      ------------
Operating income                                         1,667,971         1,105,652           137,426           493,355

Other expenses:
  Interest expense, net of interest income                (488,690)         (407,372)         (582,809)         (293,217)
                                                      ------------      ------------      ------------      ------------
Income (loss) before income taxes                        1,179,281           698,280          (445,383)          200,138
Income tax provision (benefit)                             309,000           251,381           (15,874)           50,675
                                                      ------------      ------------      ------------      ------------
Net income (loss)                                     $    870,281      $    446,899      $   (429,509)     $    149,463

Cumulative preferred stock dividend                         54,750              --              18,965              --
                                                      ------------      ------------      ------------      ------------
Net income to common stockholders                     $    815,531      $    446,899      $   (448,474)     $    149,463
                                                      ============      ============      ============      ============
Net income per common share - basic                   $       0.09      $       0.06      $      (0.06)     $       0.02
                                                      ============      ============      ============      ============
Net income per common share - diluted                 $       0.09      $       0.05      $      (0.06)     $       0.02
                                                      ============      ============      ============      ============
Weighted average number of common shares - basic         8,601,362         7,208,657         7,392,619         7,326,853
                                                      ============      ============      ============      ============
Weighted average number of common shares - diluted       9,063,586         8,298,689         7,392,619         7,781,350
                                                      ============      ============      ============      ============

                       See notes to financial statements.

                              PSI Industries, Inc.
                 Consolidated Statements of Stockholders' Equity

                                                                    COMMON STOCK               PREFERRED STOCK          ADDITIONAL
                                                             --------------------------    -------------------------    PAID - IN
                                                               SHARES          AMOUNT       SHARES         AMOUNT        CAPITAL
                                                             -----------    -----------    -----------   -----------   -----------
Balance at December 31, 1995                                   1,004,000    $       100           --     $      --     $     5,800
        Cash distributions to stockholders                          --             --             --            --            --
        Additional shares issued in connection with
           6.96-for-one stock split                            5,982,818            598           --            --            (598)
        Issuance of shares in connection with private
           placement, net of issuance costs of $55,427           316,966             32           --            --         895,439
        Issuance of shares to a domestic corporation
           for cash                                              455,926             46           --            --          65,154
        Issuance of shares for legal services                      7,900              1           --            --          23,699
        Net income                                                  --             --             --            --            --
                                                             -----------    -----------    -----------   -----------   -----------
Balance at December 31, 1996                                   7,767,610            777           --            --         989,494
        Pruchase of treasury stock                            (1,164,470)          (116)          --            --        (174,554)
        Deferred compensation related to issuance of
           1,164,470 shares of common stock in
           connection with an employment agreement             1,164,470            116           --            --         174,554
        Amortization of deferred compensation                       --             --             --            --            --
        Issuance of Preferred Stock-Series A, net of
           issuance costs of $72,733                                --             --           48,667             5     1,387,639
        Issuance of common stock for cash                        156,000             16           --            --          15,584
        Issuance of common stock for services                    397,000             40           --            --          59,512
        Issuance of common stock for subscription
            receivable                                           516,333             51           --            --          60,696
        Preferred stock dividends                                   --             --             --            --            --
        Net loss                                                    --             --             --            --            --
                                                             -----------    -----------    -----------   -----------   -----------
Balance at December 31, 1997                                   8,836,943            884         48,667             5     2,512,925
        Issuance of Preferred Stock-Series B for inventory          --             --           15,022            15     1,502,185
        Issuance of common stock for cash                        103,300             10           --            --         112,938
        Issuance of common stock for services                     20,500              2           --            --          28,718
        Cancellation of common stock                             (50,000)            (5)          --            --          (4,995)
        Preferred stock dividends                                   --             --             --            --            --
        Deferred compensation amortization                          --             --             --            --            --
        Net income                                                  --             --             --            --            --
                                                             -----------    -----------    -----------   -----------   -----------
Balance at September 30, 1998                                  8,910,743    $       891         63,689   $        20   $ 4,151,771
                                                             ===========    ===========    ===========   ===========   ===========
                                                                               STOCK                       TOTAL
                                                              DEFERRED      SUBSCRIPTION    RETAINED      STOCKHOLDERS'
                                                             COMPENSATION    RECEIVABLE     EARNINGS        EQUITY
                                                             -----------    -----------    -----------    -----------
Balance at December 31, 1995                                 $      --      $      --      $ 1,179,631    $ 1,185,531
        Cash distributions to stockholders                          --             --          (29,000)       (29,000)
        Additional shares issued in connection with
           6.96-for-one stock split                                 --             --             --             --
        Issuance of shares in connection with private
           placement, net of issuance costs of $55,427              --             --             --          895,471
        Issuance of shares to a domestic corporation
           for cash                                                 --             --             --           65,200
        Issuance of shares for legal services                       --             --             --           23,700
        Net income                                                  --             --          149,463        149,463
                                                             -----------    -----------    -----------    -----------
Balance at December 31, 1996                                        --             --        1,300,094      2,290,365
        Pruchase of treasury stock                                  --             --             --         (174,670)
        Deferred compensation related to issuance of
           1,164,470 shares of common stock in
           connection with an employment agreement              (174,670)          --             --             --
        Amortization of deferred compensation                    111,594           --             --          111,594
        Issuance of Preferred Stock-Series A, net of
           issuance costs of $72,733                                --             --             --        1,387,644
        Issuance of common stock for cash                           --             --             --           15,600
        Issuance of common stock for services                       --             --             --           59,552
        Issuance of common stock for subscription
            receivable                                              --          (60,747)          --             --
        Preferred stock dividends                                   --             --          (18,965)       (18,965)
        Net loss                                                    --             --         (429,509)      (429,509)
                                                             -----------    -----------    -----------    -----------
Balance at December 31, 1997                                     (63,076)       (60,747)       851,620      3,241,611
        Issuance of Preferred Stock-Series B for inventory          --             --             --        1,502,200
        Issuance of common stock for cash                           --             --             --          112,948
        Issuance of common stock for services                       --             --             --           28,720
        Cancellation of common stock                                --             --             --           (5,000)
        Preferred stock dividends                                   --             --          (54,750)       (54,750)
        Deferred compensation amortization                        43,667           --             --           43,667
        Net income                                                  --             --          870,281        870,281
                                                             -----------    -----------    -----------    -----------
Balance at September 30, 1998                                $   (19,409)   $   (60,747)   $ 1,667,151    $ 5,739,677
                                                             ===========    ===========    ===========    ===========

                         See notes to financial statements.

                              PSI Industries, Inc.
                      Consolidated Statements of Cash Flows

                                                               NINE MONTHS ENDED SEPTEMBER 30,          YEAR ENDED DECEMBER 31,
                                                               -------------------------------         --------------------------
                                                                   1998               1997                 1997          1996
                                                                -----------        -----------         -----------    -----------
                                                                (UNAUDITED)        (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
      Net income (loss)                                         $   870,281        $   446,899         $  (429,509)   $   149,463
                                                                -----------        -----------         -----------    -----------
      Adjustments to reconcile  net income  (loss)
        to net cash provided by (used in) operating
        activities:
          Bad debt expense                                           63,000             34,000             116,000        184,828
          Depreciation                                               63,000             47,000              76,500         48,202
          Amortization                                               43,667            175,177             111,594         72,076
          Loss on disposal of asset                                    --                 --                 3,693           --
          Deferred income taxes                                        --                 --               (15,874)        15,874
          Issuance of common stock for services                      23,720               --                59,551         23,700
          Changes in operating assets and liabilities:
               Accounts receivable                                 (214,485)        (2,290,078)         (2,913,824)      (166,781)
               Notes receivable                                     (20,981)              --              (300,047)          --
               Inventories                                       (2,896,996)            78,694             945,194     (4,829,316)
               Prepaid expenses and other current assets           (177,869)            13,862              65,819       (177,598)
               Other assets                                         411,965             20,972            (452,462)      (233,462)
               Accounts payable                                   1,620,963         (1,491,902)         (1,627,260)     2,968,107
               Accrued expenses                                     346,261            275,608             114,758        115,411
                                                                -----------        -----------         -----------    -----------
               Total adjustments                                   (737,755)        (3,136,667)         (3,816,358)    (1,978,959)
                                                                -----------        -----------         -----------    -----------
NET CASH PROVIDED BY (USED IN)
          OPERATING ACTIVITIES                                      132,526         (2,689,768)         (4,245,867)    (1,829,496)
                                                                -----------        -----------         -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment                                 (66,081)           (56,719)           (407,055)      (103,653)
Proceeds from disposal of property and equipment                       --                 --                15,900           --
Investment in patents                                               (42,106)              --                  --             --
Advances to stockholders                                               --             (441,751)               --         (117,138)
                                                                -----------        -----------         -----------    -----------
NET CASH USED IN INVESTING ACTIVITIES                              (108,187)          (498,470)           (391,155)      (220,791)
                                                                -----------        -----------         -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from/(payments to) line of credit, net                    (186,758)         2,040,439           3,248,955      1,354,237
Proceeds from issuance of common and preferred stock,
          net of issuance costs                                     112,949            929,731           1,403,244        933,315
Principal payments on borrowings                                    (24,072)           (24,914)            (14,514)       (19,270)
Distributions to stockholders                                       (54,750)              --               (18,965)       (29,000)
                                                                -----------        -----------         -----------    -----------
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES                (152,631)         2,945,256           4,618,720      2,239,282
                                                                -----------        -----------         -----------    -----------


NET INCREASE (DECREASE) IN CASH                                    (128,292)          (242,982)            (18,302)       188,995
CASH AT BEGINNING OF PERIOD                                         224,680            242,982             242,982         53,987
                                                                -----------        -----------         -----------    -----------
CASH AT END OF PERIOD                                           $    96,388        $      --           $   224,680    $   242,982
                                                                ===========        ===========         ===========    ===========

                         See notes to financial statements.

                              PSI Industries, Inc.
               Consolidated Statements of Cash Flows (continued)

                                                               Nine Months Ended September 30,       Years ended December 31,
                                                               -------------------------------      -------------------------
Supplemental disclosures of cash flow information:                 1998             1997              1997           1996
                                                                -----------       ---------         ---------       ---------
                                                                (Unaudited)      (Unaudited)
Noncash investing and financing activities:
Decrease in investment in H& G Venture, Inc. and
  increase in property and equipment                            $      --         $ 706,455         $ 706,455       $    --
                                                                ===========       =========         =========       =========
Purchase of equipment for a note payable                        $   106,087       $    --           $    --         $    --
                                                                ===========       =========         =========       =========
Purchase of common stock in exchange for notes receivable
  from and advances to related parties                          $      --         $ 174,670         $ 174,670       $    --
                                                                ===========       =========         =========       =========
Issuance of common stock related to deferred compensation       $      --         $ 174,670         $ 174,670       $    --
                                                                ===========       =========         =========       =========
Issuance of common stock for services                           $    23,720       $    --           $  59,552       $  23,700
                                                                ===========       =========         =========       =========
Issuance of preferred stock for inventory                       $ 1,502,200       $    --           $    --         $    --
                                                                ===========       =========         =========       =========
Issuance of common stock for subscriptions receivable           $      --         $    --           $  60,696       $    --
                                                                ===========       =========         =========       =========
Interest paid                                                   $   266,054       $ 245,650         $ 598,675       $ 299,074
                                                                ===========       =========         =========       =========

                       See notes to financial statements.

                              PSI INDUSTRIES, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 1997 AND 1996

         The consolidated balance sheet at September 30,1998 and the consolidated statements of operations and cash flows for the nine months ended September 30, 1998 and 1997 and the consolidated statement of stockholders' equity for the nine months ended September 30, 1998 are unaudited but include all adjustments which in the opinion of management, are necessary to the fair presentation of the financial position and results of operations for the periods then ended. All such adjustments are of normal and recurring nature. The results of the operations for any interim period are not necessarily indicative of results of operations for a full fiscal year.

1.  ORGANIZATION

         PSI Industries, Inc. (the "Company") was incorporated in 1986 under the laws of the State of Florida. The Company manufactures and distributes a single-use camera, "The Message Camera." In addition, the Company is a wholesale distributor of photographic film, cameras, ancillary photographic equipment and consumer electronics nationwide to wholesale and retail businesses.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         A. PRINCIPLES OF CONSOLIDATION - The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All material inter-company transactions have been eliminated in consolidation.

         B. REVENUE RECOGNITION - Sales are recorded at the time merchandise is shipped and risk of ownership is transferred, and are reported net of estimated returns and allowances.

         C. INVENTORIES - Inventories, consisting primarily of finished goods held for resale and raw material, are stated at the lower of cost, determined on the weighted average method or market.

         D. PROPERTY AND EQUIPMENT - Property and Equipment is carried at cost, less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the asset which range from 5 to 30 years.

         E. ADVERTISING COSTS - The Company expenses advertising costs when incurred, with the exception of direct costs associated with the first showing of advertisements which are deferred until such first showing. At December 31, 1997, advertising costs deferred and reported as prepaid expenses and other assets were approximately $242,000. Advertising costs, included in selling, general and administrative expenses, totaled approximately $39,000 and $26,000 for 1997 and 1996, respectively.

         F. USE OF ESTIMATES - The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

         G. PRODUCT DEVELOPMENT COSTS - Costs related to the design and development of The Message Camera are expensed as incurred.

         H. INCOME TAXES - Prior to March 31, 1996, the Company had elected to be taxed as an S corporation pursuant to the provisions of the Internal Revenue Code, which provides that, in general, in lieu of corporate income taxes, the stockholders shall be taxed on the Company's taxable income in accordance with their ownership interest. Effective March 31,1996, the Company terminated the S corporation election upon the completed sale of shares of its common stock to a domestic corporation (see Note 10). Deferred income taxes are determined on the liability method in accordance with the Statement of Financial Accounting Standards ("SFAS") No. 109, ACCOUNTING FOR INCOME TAXES.

         I. LONG LIVED ASSETS - The Company has adopted SFAS, No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of. In accordance with this statement, the Company evaluates the recovery of the carrying amount of its long-lived assets, primarily property and equipment, whenever events or changes in circumstances indicate that the carrying amount of such assets may not be fully recoverable. If this review indicates that the carrying value of the assets will not be recoverable, as determined based on the estimated non-discounted cash flows of the Company over their remaining estimated useful lives, the carrying amount is reduced by the estimated shortfall of cash flows.

         J. EARNINGS PER SHARE - The Company has adopted SFAS, No. 128, Earnings per Share. Net income (loss) per common share has been restated for all periods presented to conform to the provisions of SFAS No. 128. Basic earnings (loss) per share is computed by dividing net income (loss) available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted earnings (loss) per share reflects the per share amount that would have resulted if diluted potential common stock had been converted to common stock, as prescribed by SFAS No. 128.

3.  CONCENTRATIONS OF CREDIT RISK AND MAJOR CUSTOMERS

         Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash in banks and trade accounts receivable. The credit risk associated with cash in banks is considered low due to the credit quality of the institutions. The Company performs on-going credit evaluations of its trade customers and generally does not require collateral.

         At December 31, 1997 and 1996, accounts receivable include one customer and three customers representing 18% and 53%, respectively, whose balance exceeds 10% of aggregate accounts receivable.

4.  INVENTORIES

         At, December 31, 1997 and 1996, inventories are comprised of the following:

                                                                    1997                    1996
                                                                 ----------             ----------
                  Raw materials                                  $1,147,599             $  575,255

                  Finished goods                                  4,626,664              6,144,202
                                                                 ----------             ----------
                                                                 $5,774,263             $6,719,457
                                                                 ==========             ==========

5.  PROPERTY AND EQUIPMENT

         At, December 31, 1997 and 1996, property and equipment is comprised of the following:

                                                                       1997                1996
                                                                   -----------          ---------
                  Building and building                            $   844,320          $ 133,733
                  improvements
                  Machinery and equipment                              484,583            134,166
                  Furniture and fixtures                               173,044            139,117
                  Vehicles                                              69,338             71,368
                                                                   -----------          ---------
                                                                     1,571,285            478,384
                  Less: Accumulated depreciation                      (215,784)          (140,300)
                                                                   -----------          ---------
                                                                   $ 1,355,501          $ 338,084
                                                                   ===========          =========

6. INVESTMENT IN H & G VENTURE, INC.

         On April 24, 1995, the Company entered into a stock purchase agreement for 35 shares of H & G Venture, Inc.( "H&G"), which represents 35% of its authorized, issued and outstanding common stock. H&G's sole asset is a building in which the Company occupies approximately 35% of the available square footage. During 1997, the 65% owner of H & G refinanced H & G's first mortgage such that it allowed for the purchase of 35% of the building by the Company. Prior to the refinancing, the Company purchased the above mentioned shares which were held in escrow as collateral for the Company's note payable to the 65% owner of H & G. The stock held in escrow was reflected on the balance sheet at December 31, 1996 as a long-term investment since the Company intended to exchange its shares in H & G for an ownership interest in 35% of the building. The aggregate purchase price for the shares was $700,000, with a cash payment of $140,000 and a promissory note of $560,000(see
         Note 8).

7.  LINE OF CREDIT

         On May 29, 1997, the Company refinanced its existing revolving line of credit. The new line of credit of $7,500,000 provides for borrowings based on a percentage of eligible trade accounts receivable and inventories. Borrowings pursuant to the agreement bear interest, payable monthly, at the financial institution's prime rate plus .25%(8.75% at December 31, 1997) and are due on demand. At December 31, 1997, there was no additional availability under this agreement. This revolving line of credit is collateralized by substantially all accounts receivable and inventories of the Company and is guaranteed by certain stockholders of the Company.

         Prior to May 29, 1997, the Company had a revolving line of credit with a financial institution for $5,000,000 and provided for borrowings based on a percentage of eligible trade accounts receivable and inventories. Borrowings pursuant to the agreement bore interest, payable monthly, at the financial institution's prime rate plus .25% (8.50% at December 31, 1996) and were due on demand. This revolving line of credit was collateralized by substantially all accounts receivable and inventories of the Company and was guaranteed by certain stockholders of the Company.

8.  DEBT

         Long-term debt consists of the following:

                                                                    DECEMBER 31
                                                               1997               1996
                                                             --------           --------
         Mortgage note, payable in monthly
         principal payments of $1,890 plus
         interest at the financial institutions
         prime rate plus .50% (9.00% at December
         31, 1997) with a balloon payment of
         $449,150 due on March 31, 2002,
         collateralized by building and building
         improvements (a)                                    $539,878           $   --

         Promissory note, issued in connection
         with the Company's investment in H & G
         described in Note 6, bearing interest at
         9.875% at December 31, 1996 payable in
         full on January 31, 1997, collateralized
         by the Company's investment in H & G (a)                --              546,451

         Promissory note                                         --                7,940
                                                             --------           --------
                                                              539,878            554,391

         Less current maturities                              (22,682)           (26,841)
                                                             --------           --------
                                                             $517,196           $527,550
                                                             ========           ========

         (a) On January 31, 1997, the Company entered into a 90-day note payable with a bank, the proceeds of which were used to pay-off the existing promissory note. On March 31, 1997, this promissory note was repaid with the proceeds of the mortgage note.

         Maturities on long-term debt are as follows:

                  1998                                        $ 22,682
                  1999                                          22,682
                  2000                                          22,682
                  2001                                          22,682
                  2002                                         449,150
                                                              --------
                                                              $539,878
                                                              ========

9.  RELATED PARTY TRANSACTIONS

         On January 1, 1997, in connection with the issuance of shares under an employment agreement (Note 11) certain stockholders' sold 1,164,741 shares of common stock to the Company at a purchase price of $.15 per share totaling $174,670. The purchase price of $174,670 was paid through the reduction of notes receivable and advances to related parties.

         As of December 31, 1997, the Company had notes receivable and advances to related parties, due on demand, totaling $380,613, of which $187,656 represents advances to certain officers for 1998 compensation. The Company does not intend to demand repayment prior to January 1, 1999.

10.  INCOME TAXES

         Concurrent with the March 31, 1996 issuance of additional shares of common stock to a domestic corporation, the Company's S corporation election was terminated, making it subject to corporate income taxes. The components of the income tax provision for the year ended December 31, 1997 and the period April 1, 1996 to December 31, 1996 is as follows:

                                                                          PERIOD FROM
                                                                             APRIL 1,
                                                  YEAR ENDED                 1996 TO
                                                  DECEMBER 3               DECEMBER 31,
                                                     1997                      1996
                                                  ----------              -------------
                  Current                          $    --                   $34,801
                  Deferred                          (15,874)                  15,874
                                                   --------                  -------
                  Total                            $(15,874)                 $50,675
                                                   ========                  =======

         Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets (liabilities) are as follows:

                                                                               PERIOD FROM
                                                      YEAR ENDED              APRIL 1,1996
                                                       DECEMBER                TO DECEMBER
                                                       31, 1997                  31, 1996
                                                      ----------              ------------
         Deferred tax assets:
            Net operating loss carryforwards          $  49,587                 $     --
            Allowance for doubtful accounts              51,983                    40,512
            Amortization---expansion costs                 --                      27,132
            Uniform inventory capitalization             61,332                    26,774
                                                      ---------                 ---------
         Deferred tax assets                            162,902                    94,418
         Less valuation allowance                      (137,194)                      --
                                                      ---------                 ---------
         Total deferred tax assets                       25,708                    94,418
         Deferred tax liabilities:
            Fixed assets                                (25,708)                  (25,708)
            Expansion costs                                 --                    (84,584)
                                                      ---------                 ---------
         Total deferred tax liabilities                 (25,708)                 (110,292)
                                                      ---------                 ---------
         Total net deferred taxes                     $     --                  $ (15,874)
                                                      =========                 =========

         The reconciliation of the income tax computed at the U.S. federal statutory rate to income tax expense for the year ended December 31, 1997 and the period April 1, 1996 through December 31, 1996 is as follows:

                                                                      DECEMBER 31
                                                                 1997             1996
                                                                ------            -----
                  Tax at federal statutory rate                 (34.00)%          34.00%
                  State taxes, net of federal tax benefit        (3.32)            4.14
                  Nondeductible items                             2.95             4.78
                  Benefit of change in tax status                  --             (7.08)
                  Benefit of graduated tax rates                   --             (4.50)
                  Valuation allowance                            30.80              --
                                                                ------            -----
                  Total                                          (3.57)%          31.34%
                                                                ======            =====

         SFAS No. 109 requires a valuation allowance to reduce the deferred tax assets reported if, based on weight of the evidence , it is more likely than not that some portion or all of the deferred tax assets will not be realized. After consideration of all the evidence, both positive and negative, management has determined that a $137,194 valuation allowance at December 31, 1997 is necessary to reduce the deferred tax assets to the amount that will more likely than not be realized. The change in the valuation allowance for the current year is $137,194. At December 31, 1997, the Company has available net operating loss carryforwards of approximately $132,000, which expire in the year 2012.

11.  COMMITMENTS

         OPERATING LEASES

         The Company leases vehicles and office equipment under noncancelable operating leases expiring in various years through 2001. The leases require the Company to pay maintenance, taxes and insurance. Future minimum rental commitments under long-term noncancelable operating leases are as follows:

         YEAR ENDING DECEMBER 31,
         ------------------------
                  1998                       $120,265
                  1999                         94,565
                  2000                         28,198
                  2001                         11,139
                                             --------
                                             $254,167
                                             ========

         During the years ended December 31, 1997 and 1996, rent expense was $110,384 and $70,895 respectively.

         AGREEMENTS

         Effective December 1, 1995, the Company entered into an exclusive distributorship agreement with Keepsake, Inc. (Keepsake), a Florida Corporation, from which the Company obtained a license to utilize the intellectual property (technology) of Keepsake in the manufacturing and sale of "The Message Camera." The technology involves the imprint of graphic pictorial representations upon photographic film for these single use cameras. On October 22, 1996, the Company amended this agreement extending the initial term from 5 to 20 years. The agreement provided for monthly royalty payments based on sales of single-use cameras. In order to prevent the termination of the Company's rights under this amended agreement, the Company is required to make certain minimum annual guaranteed royalty payments. During 1997, the Company incurred royalty expense to Keepsake of approximately $538,000, of which $95,667 remains unpaid and is included in trade accounts payable at December 31, 1997. At December 31, 1997, the remaining guaranteed royalty commitment was approximately $23.3 million. However, effective November 1, 1997, the Company discontinued the payments to Keepsake due to a dispute that arose in connection with the validity of Keepsake's patents. On February 20,1998, Keepsake terminated the distributorship agreement and brought a suit against the Company for, among other things, breach of contract. At December 31,1997, raw material inventory totaling approximately $434,000 was being held by Keepsake, and, accordingly, is included in noncurrent other assets. See legal matters below.

         On November 1, 1997 the Company entered into a nonexclusive license agreement with Polaroid, the owner of certain patents, for the manufacture and sale of pre-exposed film for use in The Message Camera. The license agreement with Polariod continues until the patents expire and may be terminated by the Company at any time by 60 days prior written notice. In the event the Company is unable to substantially perform its obligations under the agreement and such default or inability is not cured within 60 days after written notice from Polaroid, then Polaroid may terminate the agreement by giving written notice. The agreement provides for monthly royalty payments of $.30 for each licensed product sold or disposed of or 5% of the net selling price of the licensed product, whichever is greater. During 1997, the Company incurred royalty expense to Polaroid of approximately $27,000 of which $27,000 is included in trade accounts payable at December 31, 1997.

         On January 1, 1997, the Company entered into a five-year employment agreement with an officer that requires the Company to pay a minimum compensation of $180,000 per year. At such time as the Company completes an underwritten public offering, the base salary shall increase to $250,000 per year. In addition, the Company issued to this officer 1,164,470 shares of common stock, of which 388,156 vested on January 1, 1997. The remaining shares vest pro rata on a monthly basis over the period from February 1, 1997 through January 1, 1999. Deferred compensation of $63,076 relates to the unvested shares at December 31, 1997 and is being amortized over the vesting period of the related shares.

         On July 1, 1997, the Company entered into a three year employment agreement with an officer that requires the Company to pay a minimum compensation of $100,000 per year, plus commissions.

         LEGAL MATTERS

         The Company is a defendant in an action by Keepsake, alleging, among other things, breach of contract (failure to make continuing fee payments, failure to accurately report sales and make payments under its agreements), civil theft, declaratory judgement, specific performance and injunctive relief ( failure to obtain written approval from Keepsake before appointing exclusive sub-distributorships). This action is at the pleadings stage. No trial date has been set. Management believes it has a strong defense in this action; however, given the complexity of the issues involved, it is unable to evaluate the likelihood of a favorable or unfavorable outcome at this time.

         The Company is a plaintiff in an action alleging, among other things, breach of certain written agreements and misappropriation of trade secrets. The defendant in that action has filed a lawsuit, in which the Company is a named defendant, asking the court to declare it is not infringing on certain patents underlying the technology described above alleging, among other things, unfair competition. Both parties have exchanged a release and settlement agreement, but it has not been executed and the action has not been dismissed. Management intends to continue to seek a settlement and believes the ultimate outcome will not have a material adverse effect on the Company's financial condition or results of operations.

         The Company is one of 28 defendants in an action by Fuji Film, alleging violation of a number of its patents. On February 26, 1999 the Administrative Law Judge ruled in favor of Fuji potentially eliminating the Company's use of recycled cameras. Although such ruling is not the final decision of the International Trade Commission, nor is it binding or enforceable, there can be no assurance the International Trade Commission will change such ruling. However, the Company has completed the design and development of a new 35mm camera which management believes should eliminate any potential conflict or infringement with any of the Fuji patents. Therefore, even if Fuji
         Film prevails, the Company believes that this will not have a material effect on the Company's business.

12.  EMPLOYEE BENEFIT PLANS

         The Company has a defined contribution profit sharing plan, covering substantially all employees with more than one year of service. Contributions for the profit sharing plan are discretionary and determined by the Company's Board of Directors. During the years ended December 31, 1997 and 1996, no contributions were made to this plan

13.  STOCKHOLDERS' EQUITY

         On March 11, 1996, the Board of directors authorized a 6.96-for-one stock split resulting in 5,982,818 additional shares which were distributed to the shareholders of record.In March 1996, the Company issued 227,963 shares of unrestricted common stock to a domestic corporation at approximately $0.17 per share. The issue price was determined by the Board of Directors to be the market value at the date of issuance. Additionally, the Company granted the corporation an option to purchase an additional 227,963 shares of restricted stock at $0.12 per share, which option was exercised in 1996. The option price of $0.12 per share was determined by the Board of Directors to be the market value at the date of grant.

         In August 1996, the Company completed a private placement of 316,966 shares of common stock at $3.00 per share for an aggregate offering price of $950,898. In connection with this private placement, the Company issued 7,900 shares of common stock for legal services and recorded $23,700 of expense based on the private placement offering price of $3.00 per share.

         In December 1997, the Company completed a private placement of 48,667 shares of Series A convertible preferred stock with a $.0001 par value, at $30.00 per share for an aggregate offering price of $1,460,377. The Series A convertible preferred stock provides for payment of semiannual cash dividends of 5% per annum ($18,695 for the year ended December 31, 1997). Each share of Series A convertible preferred stock is convertible at the option of the holder into ten shares of the Company's common stock, $.0001 par value, equivalent to a price of $3.00 per share of common stock. The conversion price is subject to adjustment in the event the average of the Company's earnings per share for its fiscal years of 1997 and 1998, on a fully diluted basis (the "Average EPS"), is less than $.20 per share, in which event the conversion price shall be reduced to a number that equals 15 times the Average EPS, provided that in no event shall the conversion price be reduced below $2.50, an equivalent of 12 shares of the Company's common stock. At any time after one year from the date of issuance, the

         Company can require that all outstanding shares of the Series A convertible preferred stock be automatically converted at the conversion price then in effect if at any time (i) the closing bid price of the Company's common stock has exceeded $7.50 per share for a period of 20 consecutive trading days, (ii) the Company's common stock has been listed on NASDAQ or another national securities exchange and
         (iii) a registration statement covering the shares of common stock issuable upon conversion of the Series A convertible preferred stock has been filed with the Securities and Exchange Commission and declared effective. The holders of the Series A convertible preferred stock are entitled to such number of votes as are equal to the number of shares into which their holdings are convertible and vote together with the holders of the Company's common stock. In the event of liquidation, dissolution or winding up of the Company, the holders are entitled to share ratably, with all other holders of preferred stock all assets remaining available for distribution after payment of liabilities, but before any payments are made to the holders of common stock, up to $30.00 per share, plus any accrued but unpaid dividends. In connection with this private placement, the Company issued warrants to purchase 202,77 shares of common stock to the placement agent. The warrants are exercisable at $3 per share after December 30, 1998 and prior to December 30, 2002. The conversion price is subject to adjustment in the event Average EPS is less than $.20 per share, in which event the conversion price shall be reduced to a number that equals 15 times the Average EPS, provided that in no event shall the conversion price be reduced below $2.50.

14.  STOCK OPTION PLAN

         On March 15, 1996, the Company established the PSI Industries, Inc. 1996 Stock Option Plan (the "Plan"). The Company has elected to follow Accounting Principles Board (APB) Opinion No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES, and related Interpretations on accounting for its employee stock options because, as discussed below, the alternative fair value accounting provided for under SFAS No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION, requires the use of option valuation models that were not developed for use in valuing employee stock options. Under APB No. 25, because the exercise price of the Company's employee stock options equals the market price of the underlying stock at the date of grant, no compensation expense is recognized.

         Pursuant to the Plan, during 1996, the Company granted options to its employees to purchase 224,000 shares of its common stock at an exercise price of $0.10 per share and 366,333 at an exercise price of $.11 per share. From July 1, 1997 through December 31, 1997 the Company granted options to its employees to purchase 135,000 shares of its common stock at an exercise price of $.15 per share and 5,000 shares at an exercise price of $.25 per share. The exercise prices were determined by the Board of Directors to be the market value at the date of grant, and, therefore, no compensation expenses was recognized. Under the Plan, incentive stock options ("ISOs") may be granted at an exercise price of not less than the market value at the date of grant, except for ISOs granted to a 10% or greater stockholder, for which the exercise price is no less than 110% of the market value at the date of grant.

         During 1997, the Company issued 397,000 shares of restricted common stock in exchange for services which were valued at $59,551.

         During 1997, 672,333 options granted under this plan were exercised of which 156,000 were exercised for cash and 516,333 were exercised for stock subscriptions receivable.

         Pro forma information regarding net income is required by SFAS No. 123, and has been determined as if the Company had accounted for its employees stock options under the fair value method of that statement. The fair value of outstanding options was estimated at the date of grant using the minimum value method, using the following assumptions: risk free rate of 5.11% for 1997, no expected dividends and weighted average expected life of the options of 2.7 years.

         For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. Based on the assumptions utilized above, the pro forma impact on net loss for 1997 is not materially different from amounts reported.

15.  EARNINGS PER SHARE

         The following table sets forth the computation of basic and diluted earnings per share:

                                                                            YEAR ENDED
                                                                            DECEMBER 31
                                                                  1997                      1996
                                                               ----------                 ----------
                  Numerator:

                  Net (loss) income                            $ (429,509)                $  149,463
                  Dividend on Series A preferred stock            (18,965)                      --
                                                               ----------                 ----------
                  Numerator for basic and diluted
                  earnings (loss) per share-income
                  available to common stockholders             $ (448,474)                $  149,463
                                                               ----------                 ----------
                  Denominator:

                  Denominator for basic earnings (loss)
                  per share-weighted average shares
                  outstanding                                   7,392,619                  7,326,853

                  Effect of dilutive securities

                  Options                                             --                     454,497
                                                               ----------                 ----------
                  Denominator for diluted earnings (loss)
                  per share-adjusted weighted average and
                  assumed conversions                           7,392,619                  7,781,350
                                                               ==========                 ==========
                  Basic earnings (loss) per share              $    (0.06)                $     0.02
                                                               ==========                 ==========
                  Diluted earnings (loss) per share            $    (0.06)                $     0.02
                                                               ==========                 ==========

16. BANK CREDIT

         On September 15, 1998, the Company entered into a new credit agreement with a bank, which replaces the existing line of credit. The new agreement of $12,000,000 provides for borrowings based on a percentage of eligible trade accounts receivable and inventories. Several options are available to borrow at floating interest rates based on LIBOR (London Interbank Offered Rate) plus 2.25% or, at the financial institution's prime rate. The loan is due on demand. The credit agreement is collateralized by substantially all assets of the Company. The credit agreement contains covenants that place certain limits on the Company's ability to merge with another entity, incur debt or create liens on assets. In addition the credit agreement requires the Company to meet a tangible net worth test.

17.  YEAR 2000 ISSUE AND SUBSEQUENT EVENTS (UNAUDITED)

         A. Until recently, many computer programs were written using two digits rather than four digits to define the applicable year in the twentieth century. Such software may recognize a date using "00" as the year 1900 rather than the year 2000. Utilizing both internal and external resources, the Company is in the process of defining, assessing and converting or replacing various programs, hardware and instrumentation systems to make them Year 2000 compatible. The Company's Year 2000 project is comprised of two components-business applications and equipment. The business applications component consists of the Company's business computer systems, as well as the computer systems of third-party suppliers or customers, whose Year 2000 problems could potentially impact the Company. Equipment exposures consist of personal computers, system servers, and telephone equipment whose Year 2000 problems could also impact the Company. Management believes that the cost of its Year 2000 initiatives is not expected to be material to the Company's results of operations or financial position.

         B. Through November 11, 1998, the Company sold 1,037,500 shares of commons stock for $1,000,000 under a 504 private placement memorandum.

NO DEALER, SALES REPRESENTATIVE OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OF THE UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THOSE TO WHICH IT RELATES OR AN OFFER TO SELL, OR A SOLICITATION OF ANY OFFER TO BUY, TO ANY PERSON IN ANY JURISDICTION WHERE SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THE INFORMATION SET FORTH HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                                TABLE OF CONTENTS
                                                                            PAGE
                                                                            ----
Note on Forward-Looking Statements.........................................
Available Information......................................................
Prospectus Summary.........................................................
Risk Factors...............................................................
Use of Proceeds............................................................
Capitalization.............................................................
Price Range of Common Stock and Dividend Policy............................
Management's Discussion and
  Analysis of Financial Condition and
  Plan of Operations.......................................................
Business...................................................................
Management.................................................................
Certain Transactions.......................................................
Principal Stockholders.....................................................
Description of Securities..................................................
Underwriting...............................................................
Legal Matters..............................................................
Experts....................................................................
Index to Financial Statements..............................................

         Until _________, 1999 (90 days after the date of the Prospectus), all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This in addition to the obligation of dealers to deliver the Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                  800,000 UNITS

                              PSI INDUSTRIES, INC.

                                   PROSPECTUS

                              FAS WEALTH MANAGEMENT
                                 SERVICES, INC.

                             ________________, 1999

                                    PART TWO

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Florida Business Corporation Act (the "Florida Act") contains provisions entitling the Company's directors and officers to indemnification from judgments, settlements, penalties, fines, and reasonable expenses (including attorney's fees) as the result of an action or proceeding in which they may be involved by reason of having been a director or officer of the Company. In its Articles of Incorporation, the Company has included a provision that limits, to the fullest extent now or hereafter permitted by the Florida Act, the personal liability of its directors to the Company or its shareholders for monetary damages arising from a breach of their fiduciary duties as directors. Under the Florida Act as currently in effect, this provision limits a director's liability except where such director breaches a duty. The Company's Articles of Incorporation and By-Laws provide that the Company shall indemnify its directors and officers to the fullest extent permitted by the Florida Act. The Florida Act provides that no director or officer of the Company shall be personally liable to the Company or its shareholders for damages for breach of any duty owed to the Company or its shareholders, except for liability for (i) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (ii) any unlawful payment of a dividend or unlawful stock repurchase or redemption in violation of the Florida Act, (iii) any transaction from which the director received an improper personal benefit or
(iv) a violation of a criminal law. This provision does not prevent the Company or its shareholders from seeking equitable remedies, such as injunctive relief or rescission. If equitable remedies are found not to be available to shareholders in any particular case, shareholders may not have any effective remedy against actions taken by directors or officers that constitute negligence or gross negligence.

         The Company's ByLaws also include the following provisions:

         (1) The corporation shall have power to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         (2) The corporation shall have power to indemnify any person, who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Such indemnification shall be authorized if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made under this subsection in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

         (3) To the extent that a director, officer, employee, or agent of the corporation has been successful on the merits or otherwise in defense of any proceeding referred to in subsections (1) or (2), or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith.

         (4) Any indemnification under subsections (1) or (2), unless pursuant to a determination by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (1) or (2). Such determination shall be made:

             (a) By the board of directors by a majority vote of a quorum consisting of directors who were not parties to such proceeding;

             (b) If such a quorum is not obtainable or, even if obtainable, by majority vote of a committee duly designated by the board of directors (in which directors who are parties may participate) consisting solely of two or more directors not at the time parties to the proceeding;

             (c) By independent legal counsel:

                 (i) Selected by the board of directors prescribed in paragraph
(a) or the committee prescribed in paragraph (b); or

                 (ii) If a quorum of the directors cannot be obtained for paragraph (a) and the committee cannot be designed under paragraph (b), selected by majority vote of the full board of directors (in which directors who are parties may participate); or

             (d) By the shareholders by a majority vote of a quorum consisting of shareholders who were not parties to such proceeding or, if no such quorum is obtainable, by a majority vote of shareholders who were not parties to such proceeding.

         (5) Evaluation of the reasonableness of expenses and authorization of indemnification shall be made in the same manner as the determination that indemnification is permissible. However, if the determination of permissibility is made by independent legal counsel, persons specified by paragraph (4)(c) shall evaluate the reasonableness of expenses and may authorize indemnification.

         (6) Expenses incurred by an officer or director in defending a civil or criminal proceeding may be paid by the corporation in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if he is ultimately found not to be entitled to indemnification by the corporation pursuant to this section. Expenses incurred by other employees and agents may be paid in advance upon such terms or conditions that the board of directors deems appropriate.

         (7) The indemnification and advancement of expenses provided pursuant to this section are not exclusive, and the corporation may make any other or further indemnification or advancement of expenses of any of its directors, officers, employees, or agents, under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. However, indemnification or advancement of expenses shall not be made to or on behalf of any director, officer, employee, or agent if a judgment or other final adjudication establishes that his actions, or omissions to act, were material to the cause of action so adjudicated and constitute:

             (a) A violation of the criminal law, unless the director, officer, employee, or agent had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful;

             (b) A transaction from which the director, officer, employee, or agent derived an improper personal benefit;

             (c) In the case of a director, a circumstance under which the liability provisions of Section 607.0834 under the Act are applicable; or

             (d) Willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

         (8) Indemnification and advancement of expenses as provided in this section shall continue as, unless otherwise provided when authorized or ratified, to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person, unless otherwise provided when authorized or ratified.

         (9) Notwithstanding the failure of the corporation to provide indemnification, and despite any contrary determination of the board or of the shareholders in the specific case, a director, officer, employee, or agent of the corporation who is or was a party to a proceeding may apply for indemnification or advancement of expenses, or both, to the court conducting the proceeding, to the circuit court, or to another court of competent jurisdiction. On receipt of an application, the court, after giving any notice that it considers necessary, may order indemnification and advancement of expenses, including expenses incurred in seeking court-ordered indemnification or advancement of expenses, if it determines that:

             (a) The director, officer, employee, or agent if entitled to mandatory indemnification under subsection (3), in which case the court shall also order the corporation to pay the director reasonable expenses incurred in obtaining court-ordered indemnification or advancement of expenses;

             (b) The director, officer, employee, or agent is entitled to indemnification or advancement of expenses, or both, by virtue of the exercise by the corporation of its power pursuant to subsection (7); or

             (c) The director, officer, employee, or agent is fairly and reasonably entitled to indemnification or advancement of expenses, or both, in view of all the relevant circumstances, regardless of whether such person met the standard of conduct set forth in subsection (1), subsection (2) or subsection (7).

        (10) For purposes of this section, the term "corporation" includes, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger, so that any person who is or was a director, officer, employee, or agent of a constituent corporation, or is or was serving at the request of a constituent corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, is in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

        (11) For purposes of this section:

             (a) The term "other enterprises" includes employee benefit plans;

             (b) The term "expenses" includes counsel fees, including those for appeal;

             (c) The term "liability" includes obligations to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to any employee benefit plan), and expenses actually and reasonably incurred with respect to a proceeding;

             (d) The term "proceeding" includes any threatened, pending, or completed action, suit or other type of proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal;

             (e) The term "agent" includes a volunteer;

             (f) The term "serving at the request of the corporation" includes any service as a director, officer, employee, or agent of the corporation that imposes duties on such persons, including duties relating to an employee benefit plan and its participants or beneficiaries; and

             (g) The term "not opposed to the best interest of the corporation" describes the actions of a person who acts in good faith and in a manner he reasonably believes to be in the best interests of the participants and beneficiaries of an employee benefit plan.

        (12) The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The estimated expenses payable by the Company in connection with the issuance and distribution of the securities being registered (other than underwriting discounts and commissions and the Representative's non-accountable expense allowance and advisory fee) are as follows:

SEC Registration and Filing Fee.......................................$  2,252
Legal Fees and Expenses*.............................................. 125,000
Accounting Fees and Expenses*......................................... 100,000
Financial Printing*...................................................  75,000
Transfer Agent Fees*..................................................   7,500
Blue Sky Fees and Expenses*...........................................  50,000
Miscellaneous*........................................................  40,248
                                                                      --------
          TOTAL.......................................................$400,000
                                                                      ========

----------
*        Estimated

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

          On March 1, 1996, the Company undertook a 6.9641 forward stock split of its Common Stock. All figures set forth below give effect to the forward split.

          In March 1996, the Company sold to a consultant 227,963 shares of its Common Stock in exchange for a promissory note in the amount of $37,841.86. The shares were issued to the consultant in September of 1996 and the promissory note was paid in full in February 1997. The shares were issued pursuant to Rule 504 of Regulation D of the Securities Act of 1933, as amended (the "Act"). In addition in March 1996, the Company also agreed to issue an additional 227,963 shares of its Common Stock to the consultant for consulting services to be rendered. The shares were issued to the consultant in September 1996. The issuance of the shares was exempt from the registration requirements of the Act pursuant to Section 4(2) of the Act.

          In March 1996, the Company agreed to issue to a consulting firm an aggregate of 341,944 shares of its Common Stock for consulting services to be rendered. The shares were issued to the president of the consulting firm in September 1996. In connection with a dispute with the consultant over its right to receive the shares, the shares, which had not been delivered, were cancelled in October 1996. In December 1997, in connection with settlement of the dispute with the consultant, the Company issued 335,000 shares to the consultant, of which 285,000 have been delivered and 50,000 shares were cancelled in May of 1998. The issuance of the shares and subsequent reissuance was exempt from the registration requirements of the Act pursuant to Section 4(2) of the Act.

          In September 1996, the Company completed an offering of Common Stock pursuant to Rule 504 of Regulation D under the Act. An aggregate of 316,966 shares of Common Stock for an aggregate of $950,898 were sold by the Company to 43 investors.

          In September 1996, the Company issued 7,900 shares of its Common Stock to a law firm for legal services rendered. The issuance of the shares was exempt from the registration requirements of the Act pursuant to Section 4(2) of the Act.

          In April 1997, the Company issued 90,000 shares of its Common Stock to four employees in connection with the exercise of stock options. The Company received exercise proceeds of $9,000. The issuance of the shares was exempt from the registration requirements of the Act pursuant to either Section 4(2) of the Act or Rule 701 under the Act.

          In June 1997, the Company issued 40,000 shares of its Common Stock to two attorneys for legal services rendered. The issuance of the shares was exempt from the registration requirements of the Act pursuant to Section 4(2) of the Act.

          In July 1997, the Company issued 15,000 shares of its Common Stock to a consultant in consideration for consulting services rendered. The issuance of the shares was exempt from the registration requirements of the Act pursuant to
Section 4(2) of the Act.

          In August 1997, the Company issued an aggregate of 30,000 shares to two employees for a purchase price of $.10 per share in connection with exercise of stock options. The issuance of the shares was exempt from the registration requirements of the Act pursuant to either Section 4(2) of the Act or Rule 701 under the Act.

          In August 1997, the Company issued 1,164,470 shares of its Common Stock to its President, Benjamin Cohen. The shares were issued pursuant to the terms of an employment agreement entered into with Mr. Cohen on January 1, 1997. The issuance of the shares was exempt from the registration requirements of the Act pursuant to Section 4(2) of the Act.

          In October 1997, the Company issued 183,167 shares of its Common Stock to Dominick M. Seminara, the Chief Executive Officer of the Company, 183,167 shares of its Common Stock to Mirco Vietti, its Executive Vice President, and 30,000 shares of its Common Stock to a former officer, in connection with the exercise of stock options. Messrs. Seminara and Vietti paid $.11 per share and the former officer paid $.10 per share in connection with the exercise by delivery of promissory notes. The issuance of the shares was exempt from the registration requirements of the Act pursuant to either Section 4(2) of the Act or Rule 701 under the Act.

          In December 1997, the Company issued 15,000 shares of its Common Stock to George Erfurt, its Vice President of Sales, in the connection with the exercise of his stock options. The Company received $.15 per share from Mr. Erfurt. The issuance of the shares was exempt from the registration requirements of the Act pursuant to either Section 4(2) of the Act or Rule 701 under the Act.

          In December 1997, the Company issued 5,000 shares to an accountant in return for professional services rendered which were not related to the auditing of the Company's financial statements. The issuance of the shares was exempt from the registration requirements of the Act pursuant to Section 4(2) of the Act.

          In December 1997, the Company completed a private offering of 48,667 shares of Series A Convertible Preferred Stock. The offering was conducted pursuant to Rule 506 of Regulation D of the

Act. In connection with the offering, the firm of Noesis Capital Corp. served as the placement agent. As compensation for its services as placement agent, Noesis received a selling commission of 5% of the dollar amount of the offering. In addition, Noesis received warrants to purchase shares of the Company's Common Stock exercisable at $2.50 per share.

          In the period from September 1997 through May 1998, the Company issued 176,800 shares of its Common Stock to 11 employees and 1 former employee in connection with their exercise of stock options at per share prices ranging from $.10 to $.25. The issuance of the shares was exempt from the registration requirements of the Act pursuant to either Section 4(2) of the Act or Rule 701 under the Act.

          In July 1998, the Company issued 15,022 shares of its Series B Convertible Preferred Stock to a manufacturer of its products in satisfaction of an obligation to pay the manufacturer the sum of $1,502,200. The issuance of the shares was exempt from the registration requirements of the Act pursuant to
Section 4(2) of the Act.

          In September 1998, the Company issued 62,500 shares of its Common Stock to two investors for gross proceeds of $125,000 in connection with an offering pursuant to Rule 504 of Regulation D of the Act. The firm of Alexander Wescott acted as placement agent in connection with the Offering and received commissions and non-accountable expense allowance of an aggregate of 13% of the proceeds raised.

          In September 1998, the Company issued 7,500 shares to a public relations firm, for services to be rendered. The issuance of the shares was exempt from the registration requirements of the Act pursuant to Section 4(2) of the Act.

          In September 1998, the Company issued an aggregate of 15,000 shares to two accountants in return for professional services rendered which were not related to the auditing of the Company's financial statements. The issuance of the shares was exempt from the registration requirements of the Act pursuant to
Section 4(2) of the Act.

          In October 1998, the Company issued 100,000 shares to an investment banking firm for services to be rendered pursuant to a financial advisory agreement. The issuance of the shares was exempt from the registration requirements of the Act pursuant to Section 4(2) of the Act.

          In November 1998, the Company issued an aggregate of 975,000 shares of its Common Stock to six investors for aggregate proceeds of $875,000. The shares were issued pursuant to Rule 504 of Regulation D of the Act.

          Reference is also made hereby to "Principal Stockholders," "Certain Transactions" and "Description of Securities" in the Prospectus for more information with respect to the previous issuance and sale of the Company's securities.

ITEM 27.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

EXHIBIT NO.       DESCRIPTION OF DOCUMENT
-----------       -----------------------
  1.1             Form of Underwriting Agreement*
  2               Articles of Merger[2](1)
  3.1             Form of Amended and Restated Articles of Incorporation*
  3.2             By-Laws, as amended[3.6](1)
  4.1             Designation of Series C Convertible Preferred Stock*
  4.2             Form of Warrant Certificate[4.2](1)
  4.3             Form of Series A Preferred Stock Certificate[4.3](1)
  4.4             Form of Series B Preferred Stock Certificate[4.4](1)
  4.5             Form of Series C Preferred Stock Certificate(2)
  4.6             Form of Series II Common Stock Purchase Warrant Agreement
                  between the Company and Florida Atlantic Stock Transfer, Inc.(2)
  4.7             Form of Underwriters' Purchase Option*
  5.1             Opinion of Atlas, Pearlman, Trop & Borkson, P.A.(2)
 10.1             1996 Stock Option Plan, as amended(2)
 10.2             License Agreement between Registrant and Polaroid Corp. dated
                  November 1, 1997[10.2](1)
 10.3             Employment Agreement for Benjamin Cohen dated January 1,
                  1997[10.3](1)
 10.4             Employment Agreement for George Erfurt dated July 1, 1997[10.4](1)
 10.5             Photoline Standardized Profit Sharing Plan & Trust[10.5](1)
 10.6             Loan and Security Agreement between Registrant and LaSalle National
                  Bank dated September 15, 1998[10.6](1)
 10.7             Promissory Note of Registrant and Mortgage Deed between Registrant and Mellon United National Bank dated December 16, 1998[10.7](1)
 21               List of Subsidiaries of the Company*
 23.1             Consent of Feldman Sherb Ehrlich & Co., P.C.*
 23.2             Consent of Atlas, Pearlman, Trop & Borkson, P.A. (contained in such firm's opinion filed as Exhibit 5.1)(2)
 27.1             Financial Data Schedule*

----------
*        Filed herewith
(1) Incorporated by reference to the exhibit number indicated as filed with the Company's Registration Statement on Form 10-SB (File No. 001-14747) as filed with the Commission on December 30, 1998
(2)      To be filed by Amendment

ITEM 28.  UNDERTAKINGS

       The undersigned Registrant hereby undertakes to provide to participating broker-dealers, at the closing, certificates in such denominations and registered in such names as required by the participating broker-dealers, to permit prompt delivery to each purchaser.

The undersigned Registrant also undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission (the "Commission") such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or preceding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         The undersigned Registrant also undertakes that it will:

         (1) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as a part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant under Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

         (2) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Boca Raton, Florida, on March 9, 1999.

                                          PSI INDUSTRIES, INC.

                                          BY: /s/ DOMINICK M. SEMINARA
                                             -----------------------------------
                                                  Dominick M. Seminara
                                                  Chairman and Chief Executive
                                                  Officer

       Pursuant to the requirements of the Securities Act of 1933, this Form SB-2 registration statement has been signed by the following persons in the capacities and on the dates indicated.

        SIGNATURE                                 TITLE                                      DATE
        ---------                                 -----                                      ----
/S/ DOMINICK M. SEMINARA                    Chairman and Chief Executive                  March 9, 1999
-----------------------------------         Officer and Director
Dominick M. Seminara                        (Principal Executive Officer)

/S/ BENJAMIN COHEN                          President, Chief Operations                   March 9, 1999
-----------------------------------         Officer and Director (Principal
Benjamin Cohen                              Financial & Accounting Officer)

/S/ MIRCO VIETTI                            Director                                      March 9, 1999
-----------------------------------
Mirco Vietti

/S/ MARTIN D. EPSTEIN                       Director                                      March 9, 1999
-----------------------------------
Martin D. Epstein

/S/ LISA A. DAVIDSON                        Director                                      March 9, 1999
-----------------------------------
Lisa A. Davidson

/S/NICO B.M. LETSCHERT                      Director                                      March 9, 1999
-----------------------------------
Nico B.M. Letschert

/S/CORNELIS F. WIT                          Director                                      March 9, 1999
-----------------------------------
Cornelis F. Wit

                                  EXHIBIT INDEX

EXHIBIT
NUMBER                     DESCRIPTION
-------                    -----------

1.1                        Form of Underwriting Agreement
3.1                        Form of Amended and Restated Articles of
                           Incorporation
4.1                        Designation of Series C Convertible Preferred Stock
4.7                        Form of Underwriters' Purchase Option
21                         List of Subsidiaries of the Company
23.1                       Consent of Feldman Sherb Ehrlich & Co., P.C.
27.1                       Financial Data Schedule